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                                                                   Exhibit 10.21

                                SUPPLY AGREEMENT


                  THIS SUPPLY AGREEMENT is made and entered into as of 5 March 1999 between

EVEREST & JENNINGS, INC., a corporation organized and existing under the laws of the State of California, U.S.A., with offices at 81 Spence Street, Bay Shore, New York 11706, U.S.A. ("E&J") and

P.T. DHARMA POLIMETAL, a company organized and existing under the laws of Indonesia, with offices at Jl. Raya Serang Km. 24 Balaraja, Tangerang, Indonesia ("P.T. Dharma").

                                    RECITALS

                  WHEREAS, E&J is a manufacturer and seller of wheel chairs in the United States, Canada, Mexico and Europe;

                  WHEREAS, P.T. Dharma manufacturers and sells for export wheel chairs and wheel chair components;

                  WHEREAS, E&J is willing to provide design specifications to P.T. Dharma to be used in the manufacture of wheel chairs and wheel chairs components;

                  WHEREAS, the Parties agree that P.T. Dharma shall manufacture the wheel chairs and wheel chair components at high quality in accordance with the designs exclusively for E&J and its designees, as hereinafter provided;

                  WHEREAS, the Parties entered into a Supply Agreement and Restated and Amended Supply Agreement (the "Existing Supply Agreements") pursuant to which P.T. Dharma has supplied wheel chairs and wheel chair components to E&J; and

                  WHEREAS, the Parties have agreed to amend and restate the Existing Supply Agreements in their entirety;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereinafter expressed, it is hereby agreed as follows:


1.       MANUFACTURE AND SUPPLY: EXCLUSIVE SUPPLY CONTRACT

         1.1 P.T. Dharma shall, subject to the terms and conditions of this Agreement, manufacture and sell exclusively to E&J or its designees certain wheel chairs and wheel chair components described in Appendix "A" (hereto (the "Products") conforming in all material respects to the specifications referenced in Appendix "A" hereto (the "Specifications").
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         1.2 E&J agrees to order sufficient quantities of the Products, at the unit prices set out in Appendix "B" hereto, which prices shall be competitive with prevailing market prices and are subject to adjustment as provided in Sections 1.4 and 3.

         During the period of the Term of this Agreement ending on June 30, 2000 E&J agrees to order Products in a minimum aggregate gross purchase amount of US$ 700,000 per month and the parties will mutually agree to purchase requirements for each twelve (12) month period thereafter.

         Should E&J fail to order sufficient quantities in any of the one year periods, as set out above, during the Term of this Agreement to meet the minimum aggregate gross purchase amount for that year, E&J agrees to pay to P.T. Dharma for that year an amount equal to ten (10) percent of the difference between the aggregate gross dollar purchase amount of the Products ordered in that contract year, regardless of when shipped and the minimum aggregate gross purchase amount set forth herein for that contract year as liquidated damages, unless there are monies owing by P.T. Dharma to E&J, or any affiliated company of E&J, in which case E&J may set-off such liquidated damages.

         In the event that a failure by E&J to order sufficient quantities to meet the minimum aggregate gross purchase amount in any of the year periods is due to an occurrence demonstrably beyond their control in accordance with
Article 10, Force Majeure, the minimum aggregate gross purchase amount set forth herein for that contract year and each successive contract year that performance is suspended in whole and/or in part due to such occurrence shall be reduced by an amount proportionate to the amount of time performance is suspended during that contract year and any liquidated damages due P.T. Dharma shall be calculated using the aggregate gross purchase amount so reduced.

         1.3 Products ordered and cancelled pursuant to Section 2.3 of this Agreement shall count toward meeting the minimum aggregate gross purchase amount for the period which they were ordered.

         1.4 P.T. Dharma shall supply completed wheelchairs to E&J on the same terms and conditions as are currently being supplied by P.T. Dharma in accordance with Appendix A and Appendix B, and as from time to time adjusted by E&J. When such completed wheelchairs are ordered by E&J at the rate of at least 400 units per day, unit prices will be reduced by US$0.80 per wheelchair and when ordered at the rate of 450 or more units per day, unit prices will be reduced by US$1.60 per wheelchair. If completed wheelchairs are ordered by E&J at the rate of less than 350 units per day, unit prices will be increased by US$1.60 per wheelchair for each day E&J orders less than 350 units.

         The Parties hereby agree that new products and unit prices will be added to Appendix A and Appendix B, respectively, by mutual agreement from time to time. E&J shall supply P.T. Dharma with specifications for the new products. P.T. Dharma shall propose unit prices for the manufacture of the new products, which E&J may accept or reject. After a new product is added to Appendix A and a unit price therefor
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is added to Appendix B, orders therefor shall be used to satisfy the minimum aggregate gross purchase amount for the year in which they are ordered.

         1.5 For the purposes of this Agreement, P.T. Dharma Affiliates means any company in which P.T. Dharma controls a majority of the indicia of ownership or control, or is under the common control of a third party controlling such indicia of ownership or control of another company and P.T. Dharma, as well as their respective agents, employees, successors and assigns (hereinafter referred to collectively as "Affiliates").

         1.6 Neither P.T. Dharma nor its Affiliates, shall manufacture or sell the Products, finished wheelchairs, or any other products comparable, competitive with equivalent to, intended to be used with or that are a part of Products, to any person or entity other than E&J for sale anywhere in the world except into European markets where the Products are not competing directly with E&J; the parties will agree the terms under which PT. Dharma may supply to Europe on or before 30 April 1999. Notwithstanding the foregoing P.T. Dharma shall be entitled to supply products to Orthopedia GmbH in Germany and Benecraft in the United Kingdom, with prior written notice to E&J provided the manufacture and sale of such products does not involve the use of E&J owned Special Tooling or the use of E&J proprietary trade secrets.

         P.T. Dharma agrees to use its best efforts to prevent the sale or distribution of any like or comparable products manufactured or sold by P.T. Dharma or its Affiliates, other than those sold under this Agreement, throughout the world, except as otherwise provided herein.

         1.7 P.T. Dharma represents that it has filed all required documentation, and obtained all authorizations, approvals and consents required by any and all applicable laws, regulations, directive and/or requirements of any jurisdiction in which the Products are to be manufactured, to produce the Products, sell the Products to E&J, and export them to E&J from the jurisdiction of their manufacture, pursuant to the terms of this Agreement.

         P.T. Dharma further covenants that it will at all times during the Term of this Agreement continue to obtain and maintain in full force and effect any and all such filings, authorizations, approvals and consents required by, and will comply with, any and all such applicable laws, regulations, directives and/or requirements in connection with the manufacture and sale of the Products.

         1.8 Upon the effective date of this Agreement, E&J will deliver to P.T. Dharma firm orders for the first two (2) months of the Term of this Agreement and an estimate of its purchase requirements for the following three (3) months of the Term of this Agreement. At the end of each month, E&J will place firm orders for the next two months of the Term of this Agreement and provide an estimate for the next three months of the Term of this Agreement. In no event will firm orders for any one month differ from the estimate for that month by more than twenty (20) percent.

         1.9 P.T. Dharma may not unreasonably decline any purchase order under this Agreement and it will be deemed accepted unless declined within 15 days of
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receipt. A copy of E&J's form of Purchase Order is attached as Appendix "C"
hereto, which E&J may revise from time to time upon notice to P.T. Dharma.


2.       DELIVERY, CLAIMS, DELAYS, RETURNS

         2.1 All products sold by P.T. Dharma shall be packaged in seaworthy packing and delivered FOB (incoterms 1990) Jakarta, Indonesia. P.T. Dharma shall undertake, at it's sole risk and expense, to deliver or cause to be delivered the Products to the vessels named by E&J, at the named ports of shipment in the manner customary at the port, at the date or within the period stipulated, and notify E&J, without delay, that goods have been delivered to said vessels.

         2.2 Delivery of any order of the Products shall be according to the agreed upon schedule for the period in question. P.T. Dharma will make all reasonable efforts to accommodate schedule changes when requested by E&J. Partial shipments are allowed under this Agreement.

         2.3 The Parties hereby acknowledge that time is of the essence with respect to the delivery dates specified in individual orders. E&J reserves the right to cancel, without liability, part or all of any order not shipped within thirty (30) days from the period specified in the order. In the case of a cancellation pursuant to this Section 2.3, E&J shall be entitled to receive ten (10%) percent of the value of the cancelled order or part thereof as liquidated damages. Such amount shall be setoff against any and all amounts then owed to P.T. Dharma under this Agreement.

         2.4 All Products shall conform to the Specifications and quality assurance procedures and guidelines, including First Article Inspection Qualifications, set forth in Appendix A.

         In the event E&J inspects the Products prior to shipment and arranges for an E&J inspector(s) to be present at a time and location in Indonesia as the Parties may agree, P.T. Dharma shall pay one-half (1/2) of the cost of return business class airline tickets from Jakarta, Indonesia to the United States for the E&J inspector(s), and all accommodations during the stay of the E&J inspector(s) in Indonesia for a period not to exceed seven (7) days in any one
(1) trip. Arrangements for such payment shall be agreed to between the Parties. E&J shall promptly notify in writing the on-site representative of P.T. Dharma of any claims for shortage, nonconformance, defect or damage that is observed in such inspection.

         E&J shall not, by such inspection, relinquish any rights of inspection or rejection normally afforded a seller under the law governing this Agreement consistent with the delivery terms herein. Any disputes that arise regarding the nature or existence of any shortage, nonconformance, defect or damage shall be settled through the use of a third party inspection service that is mutually agreeable to the Parties.

         2.5 P.T. Dharma will maintain ISO 9000 Certification throughout the Term of this Agreement. Should P.T. Dharma fail to maintain such certification or
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lose such certification during the term of this Agreement, E&J shall have the right to terminate this Agreement in accordance with Section 5.2.


3.       PRICES AND PAYMENT

         3.1 Subject to the provisions of Sections 1.4 and 3.3, the unit prices to be paid for the Products ordered during the Term of this Agreement are and shall be set forth in Appendix "B", attached hereto and made apart hereof. Prices include, and P.T. Dharma shall bear and pay for, all export charges including, but not limited to, export packing and packaging charges, warehousing, demurrage, lighterage, inland insurance, consular fees, and export license fees.

         3.2 Upon three (3) months written notice, P.T. Dharma may propose a change in the unit price of any Products listed in Appendix "B". Such proposal must be justified by an increase in the cost of manufacturing the Products to P.T. Dharma. The parties will enter into good faith negotiations to reach an agreement on revised pricing within sixty (60) days after receipt of such proposal by E&J. In no event will the price of any Product increase more than five (5) percent in any one (1) year of the Term of this Agreement over the price at the end of the period year.

         3.3 P.T. Dharma shall use its best efforts to contain and reduce its cost of production and to meet E&J's specified cost goals during the Term of this Agreement. P.T. Dharma shall consider and implement, if feasible, any production improvement or cost saving suggestion by E&J. Any reductions in the cost of production realized through suggestions made in part or in whole by E&J shall be passed on to E&J through an immediate reduction in the unit prices specified in Appendix B for the products affected.

         3.4 Payment for each order during the Term of this Agreement shall be by bank wire transfer in U.S currency to accounts in such banks as P.T. Dharma shall direct from time to time. Payments made by bank wire transfer shall be made within thirty (30) calendar days from the receipt of P.T. Dharma's invoice or date of delivery to the vessel whichever is later.

         Late payments shall be subject to a late payment penalty on amounts past due calculated at an annual rate of sixteen (16%) percent. E&J shall receive a prompt payment discount calculated at an annual rate of nine (9%) percent for payments made within fifteen (15) days of the receipt of the invoice or date of delivery to the vessel whichever is later.

         Any set-off of accounts between the parties must be mutually agreed in writing in advance.

         Each invoice issued under this Agreement shall identify, at a minimum, any later date of delivery to the vessel, E&J's applicable purchase order number, a full description of the Products included, and the purchase price.


4.       TAXES AND OTHER CHARGES
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         Any and all use taxes, sales taxes, excise duties, customs inspection or testing fees, or any other taxes, fees or charges of any nature whatsoever imposed by any governmental authority in the country of manufacture on or with respect to the manufacture and delivery of the Products or measured by the transactions between the parties shall be paid by P.T. Dharma in addition to the prices quoted and invoiced.


5.       TERM AND TERMINATION

         5.1 This Agreement shall become effective upon execution by both Parties and its initial Term shall expire on 30 June, 2000 provided, however, that on 30 June, 2000 and each 30 June thereafter, the Term shall be automatically extended one (1) additional year unless at any time prior to 30 June of any year E&J shall give written notice to P.T. Dharma that it has elected not to have the Term extended for any further period.

         The minimum aggregate gross purchase amount of Products for any year of the Term commencing after June 30, 2000 shall be mutually agreed to in writing by E&J and P.T. Dharma.

         P.T. Dharma shall have the right to terminate or refuse any extension or renewal of this Agreement if E&J has failed to order fifty (50) percent of the agreed aggregate gross purchase amount for the twelve (12) month period immediately preceding the giving of such notice.

         5.2 Either party may terminate this Agreement for any material breach of this Agreement by the other party by giving the other party 90 days written notice if such breach shall, at the expiration of said 90 day period, remain uncured to the satisfaction of the notifying party. Without limiting the foregoing, any breach by P.T. Dharma of Section 1.5, 1.6 or 2.4 hereof shall be deemed a material breach of this Agreement.

         5.3 Either party may terminate this Agreement, effective immediately upon the giving of notice to the other, if the other party files a petition in bankruptcy or it is adjudicated as bankrupt or takes advantage of the insolvency laws of any state, territory, or country, or is voluntarily or involuntarily dissolved, or has receiver, trustee, or other court officer appointed for its property.

         5.4 All payment obligations of E&J for Products therefore ordered, delivered, and accepted, and all obligations of P.T. Dharma and rights of E&J in Sections 6, 7, 8, 9, 12, 17, 18 and 19 shall survive termination or expiration of this Agreement.

         5.5 The parties hereto waive the application of Articles 1266 and 1267 of the Indonesian Civil Code to the extent that a judicial cancellation of this Agreement is a prerequisite to the termination of this Agreement or an award of damages.


6.       WARRANTIES
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         P.T. Dharma represents and warrants that each Product delivered to E&J shall be free from defects in materials and workmanship and shall conform to each Specification and will be suitable for its intended use.

         Any claim for breach of such warranty shall be accepted only if the breach occurred within twelve (12) months of the date the Product was first delivered to a customer of E&J (or twenty-four (24) months after the Product was delivered to E&J, whichever expires first). During said warranty period, P.T. Dharma shall replace, at no charge to E&J or its Customer, any Products (or parts of Products) that are found to be defective by E&J or its customer. E&J shall, at P.T. Dharma's risk and expense, return such defective Products or parts or dispose of them as P.T. Dharma requests. Any disputes that arise regarding the nature or existence of a defect shall be settled through the use of a third party inspection service that is mutually agreeable to the Parties. In no event shall P.T. Dharma's liability under this warranty provision exceed the replacement cost of the defective Products.


7.       RELATIONSHIP OF THE PARTIES

         This Agreement shall not be construed to make either party (or its Affiliates, principals, officers, employees or agents) an Affiliate, agent, partner, or joint venturer with the other party. Neither party shall have any right or authority whatsoever to incur any liability, obligation (express or implied), or to otherwise act in any manner in the name or on behalf of the other, or to make any promise, warranty or representation binding on the other.


8.       SPECIAL TOOLING

         8.1 E&J has previously provided to P.T. Dharma, free of charge, certain Special Tooling necessary to fabricate the Products.

         8.2 Both parties to this Agreement acknowledge that the Special Tooling provided to P.T. Dharma prior to and during the Term of this Agreement shall remain the property of E&J. E&J may from time to time, as the parties may agree, procure or authorize P.T. Dharma to procure additional or replacement tooling to P.T. Dharma free of charge. All tooling provided to P.T. Dharma prior to or during the Term of this Agreement shall be returned to or for the account of E&J (within 90 days) upon the termination or expiration of this Agreement. P.T. Dharma shall, at its own risk and expense, keep all tooling provided by E&J in good working order and conduct such maintenance as may be necessary to keep said tooling in good working order.

         8.3 P.T. Dharma agrees to procure and maintain in full force and effect throughout the Term of this Agreement a policy of general insurance in favour of E&J (as loss payee and additional insured) covering the value of the Special Tooling against loss or damage and any claims, liabilities or expenses asserted by any person arising out of the use of such Special Tooling.
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                                       8


         8.4 P.T. Dharma agrees that the Special Tooling provided by E&J will be used solely for the production of the Products sold to E&J and that neither P.T. Dharma nor any of its Affiliates will use the Special Tooling to produce products of any kind for any other party.


9.       PATENT INFRINGEMENT

         9.1 E&J agrees, at its own expense, to defend any action or suit brought against P.T. Dharma alleging that the Product or any part thereof manufactured according to the Specifications and obtained hereunder infringes enforceable letters patent issued to other persons or valid trade secrets, proprietary information, trademark, copyright, patent or other intellectual property rights of other persons.

         E&J will pay all costs and damages, including any judgement of a court of last resort finally awarded against P.T. Dharma in such suit; provided, however, that E&J is promptly notified in writing of such action or suit and is given full authority and full and proper information and assistance for defense of said action or suit. E&J shall not be responsible for any compromise or settlement of such suit or action made without its written consent.

         9.2 If the use of such Products pursuant to this Agreement becomes (or in the opinion of E&J is likely to become) the subject of an infringement claim, E&J may, at its option, (i) secure a right to use pursuant to this Agreement or
(ii) make modifications to the Specifications that would render the use hereunder non-infringing.

         9.3 The foregoing indemnification shall not apply if the infringement arises from Products not manufactured per the Specifications or ordered under this Agreement.


10.      FORCE MAJEURE

         Neither party shall be liable for any loss, damage or penalty as a result of any delay in delivery or failure to manufacture, deliver or otherwise perform hereunder due to any cause demonstrably beyond that party's reasonable control, including without limitation: embargo; governmental act, order, ruling, regulation or request; fire; explosion, accident; theft; vandalism; riot; shortages; act of arson; strike; other labor difficulties; lightning; flood; windstorm or other acts of God; causes attributable to common carriers; delay in transportation; or inability to obtain necessary labour, fuel, materials, supplies or power.

         The party suspending performance in whole or in part as a result of any such delay or failure shall give prompt written notice thereof to the other party, stating therein the nature thereof, the specific reasons therefor, and the expected duration thereof and any alternatives thereto which such party believes may reasonably be pursued, and shall resume performance as soon as reasonably possible. Following any occurrence that causes any party to suspend performance in whole or in part, such party shall promptly initiate such reasonable measures as will, if reasonably possible,
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remove or release such suspension to enable it to resume performance of its obligations as soon as reasonably possible.


11.      TECHNICAL ASSISTANCE

         Unless otherwise agreed in writing, any technical assistance and information provided by E&J to P.T. Dharma will be provided without charge at E&J's sole discretion and P.T. Dharma assumes sole responsibility for results obtained in reliance therein. E&J makes no warranty of any kind or nature with respect to any technical assistance or information provided by it.


12.      NONDISCLOSURE OF INFORMATION

         Each party hereby agrees that all information relating to this Agreement disclosed to it by the other party, which information is in fact confidential or proprietary when disclosed to the other party or is then claimed and marked by the disclosing party to be confidential or proprietary, will be held and safeguarded by the receiving party as confidential information of the disclosing party, and the receiving party shall exert all reasonable efforts to prevent any publication or other disclosure of all confidential information received from the other party without the express written consent of the disclosing party. The Specifications attached hereto as Appendix A are trade secrets of E&J and shall be treated as confidential and proprietary under this clause.
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13.      HEADINGS

         The section headings herein are for convenience only and shall not be deemed to affect in any way the language of the provisions to which they refer.


14.      FAILURE TO ENFORCE

         Failure of either Party to enforce any of the terms of this Agreement shall not be construed as a waiver of rights thereunder preventing the subsequent enforcement of such provisions or the recovery of damages for breach thereof.


15.      SEVERABILITY

         If any portion of this Agreement is held to violate, or to be invalid or unenforceable under, the laws of any government or subdivision thereof, this Agreement may, at the option of E&J or P.T. Dharma be terminated immediately upon written notice, or the portion declared to be in violation of or invalid or unenforceable under any such law shall be treated as being of no force or effect, and this Agreement shall be construed as though such portion had not been inserted herein, and the remainder of this Agreement shall remain in full force and effect.


16.      ENTIRE AGREEMENT

         16.1 This Agreement constitutes the entire Agreement between E&J and P.T. Dharma superseding any prior agreement between the parties or their predecessors or Affiliates, including, without limitation, the Existing Supply Agreements.

         16.2 This Agreement is intended to cover all transactions related hereto. Except as agreed to herein and unless otherwise expressly agreed to in writing, no written or printed terms and conditions in any purchase order, order confirmation, or other document forwarded by either party shall have any effect, and the provisions of this Agreement shall be controlling.

         16.3 No modification of this Agreement shall be binding unless in writing and signed by authorized representatives of both parties.


17.      NOTICES

         All notices, communications, demands, and payments under this Agreement shall be in English and shall be made in writing by hand delivery or telefax. Such notice shall conclusively be presumed to be given or made: (i) at the time it is personally given or made in the case of personal delivery or transmission by telefax (with receipt confirmed). Any notices shall be addressed as follows:

         If to E&J:                 Everest and Jennings, Inc.
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                                    c/o Graham-Field Health Products, Inc.
                                    81 Spence Street, Bay Shore, New York 11706
                                    USA
                                    Attn.: Chief Executive Officer
                                    Fax: 516-582 5608

         If to P.T. Dharma          P.T. Dharma Polimetal
                                    Jl. Raya Serang Km. 24
                                    Balaraja, Tangerang
                                    Indonesia
                                    Attn.: Joppy K. Negara
                                    Fax: 62-21-5951628 - 35
                                                  865 5131

or to such other person or address as either party may, by like notice, specify to the other.


18.      CHOICE OF LAW

         18.1 Except as set forth below, this Agreement, all transactions executed hereunder and the relationship of the parties shall be construed, governed and enforced in accordance with the laws of the Republic of Indonesia.


19.      RESOLUTION BY NEGOTIATION: ARBITRATION

         19.1 Except in the event of any litigation or proceeding commenced by any third party against either E&J or P.T. Dharma in which the other party is an indispensable party or potential third party defendant, and except for enforcement of any interim or preliminary remedy (to the extent such remedy is sought before an arbitration panel is duly appointed and convened), any dispute or controversy between the parties involving the interpretation, construction or application of any terms, covenants or conditions of this Agreement, or transactions under it, or any claim arising out of or relating to this Agreement, or transactions under it, shall, on the request of one party served on the other, be submitted for resolution by senior executive designated by each party, who shall attempt to resolve such dispute or controversy in good faith and, in the event such resolution is not achieved within fifteen (15) working days of such request, shall be submitted to arbitration in accordance with provisions of this Section 19.

         19.2 Any such dispute, controversy or claim will be settled by arbitration conducted in the English language in Hong Kong (except as otherwise may be agreed by the parties in their discretion) in accordance with the International Commercial Arbitration Rules of the American Arbitration Association then in effect, except as herein specifically otherwise stated or amplified, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the party against whom the award is sought to be entered.
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                                       12


         19.3 Notwithstanding anything to the contrary which may now or hereafter be contained in the International Commercial Arbitration Rules of the American Arbitration Association, the procedures set out in this Section 19.3 shall apply.

                  (a) A notice of arbitration shall set out a clear and plain statement of the matter that the party sending the notice (the "Instituting Party") believes to be a breach or is in dispute. The demand (the "Demand") shall reference principal provisions of this Agreement that the Instituting Party views as controlling or out of the interpretation of which the dispute arises, and shall attach copies of all pertinent documents and other things then in its possession which the Institute Party views as having direct bearing on the relief sought under the Demand. The receiving party (the "Other Party") shall, within 20 days of receipt of the Demand, provide to the Instituting Party and to the arbitrators a response (the "Answer"), referencing provisions of this Agreement that the Other Party views as controlling, and shall attach copies of all pertinent documents and other things (other than those attached to the Demand) then in its possession which it views as having direct bearing to support the contentions of the Answer. Each party shall appoint one person, conversant in English, to hear and determine the dispute within said ten days after the Other Party's receipt of the Demand. If a party fails to so designate its arbitrator within said ten days after the other party's receipt of the Demand. If a party fails to so designate, its arbitrator within said ten (10) days, then the arbitrator designated by the party designating an arbitrator shall act as the sole arbitrator and shall be deemed to be the single, mutually-approved arbitrator to resolve the controversy. The person(s) so chosen shall, within 20 days, select an additional, impartial arbitrator conversant in English. If they fail to do so within said 20 days, either party may petition any court of competent jurisdiction in any jurisdiction to which both parties may, in their discretion, agree to appoint the third arbitrator. The majority decision of the arbitrator panel (or the decision of the single arbitrator) shall be final.

                  (b) Each party shall pay the arbitrator it designated and shall share cost of the third (or, if applicable, the sole) arbitrator. In the event that the parties are unable to agree upon a rate of compensation for the third (or sole) arbitrator, the arbitrator shall be compensated for his or her services at a rate to be determined by the American Arbitration Association.

                  (c) Discovery shall be liberally allowed by the arbitrators as contemplated by the U.S. Federal Rules of Civil Procedure, subject, however, to such limitations as the arbitrators determine to be appropriate under the circumstances, it being the parties mutual desire to have a prompt and efficient arbitration.

                  (d) The arbitrators shall endeavor to promptly schedule the hearings, and to hold the hearings (on consecutive days if practicable), and shall have authority to award relief under legal or equitable principles, including interim or preliminary relief. Nothing in this Section 19.3(d) shall impair the right of a party to seek interim or preliminary relief in a court of competent jurisdiction in any jurisdiction to which both parties may, in their discretion, agree before the arbitration panel is constituted and convened.

                  (e) Other than attorneys' fees and expenses (which shall be borne by the party incurring the same), the costs of the arbitration shall be borne by the
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                                       13


losing party or shall be allocated between the parties in such proportions as the arbitrators decide.

                  (f) The arbitrators shall, upon the request of either party, promptly (and in all events within 30 days of the conclusion of the hearing) issue a proposed written opinion of their findings of fact and conclusions of law which shall become final and binding in accordance with the terms thereof unless either or both parties seek reconsideration in accordance with Section 19.3(g). In making their decision, the arbitrators shall be bound by the terms of this Agreement.

                  (g) Either party shall have the right, within 20 days of receipt of the arbitrators' proposed opinion, to file with the arbitrators a motion to reconsider) accompanied by a reasoned memorandum), and the other party shall have 20 days to respond to that memorandum. After receipt of such memorandum and response, if any, the arbitrators thereupon shall reconsider the issues raised by said motion and, promptly, either confirm or change their majority decision which shall then be final and conclusive upon both parties. The costs of such a motion for reconsideration and written opinion of the arbitrators shall be borne by the moving party, or shared equally by both parties if both parties request such reconsideration.

         19.4 (a) The Parties expressly agree to waive the following Indonesian laws: Section 15 and 108 of Law No. 1 of 1950 (Supreme Court Rules) so that accordingly there shall be no appeal to any court or other authority from the decision of the arbitrator. The arbitrators shall be bound by strict rules of law in making their decision and shall not be entitled to render a decision ex aequo et bono.

                  (b) The Parties waive Articles 621(1) and 650(2) of the R.V. so that the mandate of a board of arbitration duly constituted in accordance with the terms of this Agreement shall remain in effect until a final arbitration award has been issued by the board of arbitration.


20.      BINDING AGREEMENT

         This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors and assigns. This Agreement shall be assignable by either party only with the written consent of the other, which consent shall not be unreasonably withheld, except that either party may assign this Agreement without consent to the purchaser of all its stock or assets, or a substantial part of all the assets of its business to which this Agreement relates.

21. This Agreement is executed in a text using the English language which shall be the governing language despite translation into any other language(s). If for any reason an Indonesian language translation of this Agreement may be required, the Parties agree that the party requiring the translation shall obtain the translation prepared by a duly sworn translator, and such translation shall not be contested by the other party except for manifest error.

         IN WITNESS WHEREOF, an authorized representative of each party has signed this Agreement below.


                                            EVEREST AND JENNINGS, INC.





                                            By: /s/ Lara J. Peake
                                                ___________________________
                                                  (Signature)
                                            Name: Lara J. Peake
                                            Title: Power of Attorney

                                            Date: 5 March 1999


                                            P.T. DHARMA POLIMETAL





                                            By: /s/ Joppy K. Negara
                                                ___________________________
                                                  (Signature)
                                            Name:  Joppy K. Negara
                                            Title:    President Director

                                            Date: 5 March 1999





                                            By: /s/ Iwan Budiyuwono
                                                ___________________________
                                                  (Signature)
                                            Name:  Iwan Budiyuwono
                                            Title:    Director

                        DATED THIS 5TH DAY OF MARCH 1999


                                     between

                              PT. DHARMA POLIMETAL
                                 (the Borrower)


                                       and


                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                  (the Lender)


                                 LOAN AGREEMENT


                               MAKARIM & TAIRA S.
                                 17th& 18th Fl.
                                   Summitmas I
                              Jl. Jend. Sudirman 61
                                  Jakarta 12069
                                    INDONESIA
                         Tel. (62-21) 252 1272, 252 2460
                   Fax. (62-21) 252 2750, 252 2751, 252 2234
                          E-mail: mkmts@indosat.net.id

                                 LOAN AGREEMENT


THIS LOAN AGREEMENT (the "AGREEMENT") is made the 5th (fifth) day of one thousand nine hundred and ninety nine (1999),

                                     Between

(1) PT. DHARMA POLIMETAL, a limited liability company duly established under the laws of the Republic of Indonesia and having its head office at Jalan Raya Serang Km. 24, Balaraja, Tangerang, Indonesia, in this matter represented by Mr. Joppy Kurniadi Negara, its President Director, and Mr. Iwan Dewono Budiyuwono, a Director in accordance with its Articles of Association (hereinafter referred to as "BORROWER");

                                       and

(2) MR. JOPPY KURNIADI NEGARA, private person, Indonesian citizen, residing in Jakarta, Billi & Moon Block CH4/14, RT. 006/RW.010, Kelurahan Pondok Kelapa, Kecamatan Duren Sawit, Jakarta Timur, Indonesia, holder of DKI Jakarta Identity Card KTP Number 5707.11701/2305590238 (hereinafter referred to as "JOPPY") of the one part;

                                       and

(3) MR. IWAN DEWONO BUDIYUWONO, private person, Indonesian citizen, residing in Jalan Tulodong Bawah III/42, Senayan, Kebayoran Baru, Jakarta Selatan, Indonesia, holder of DKI Jakarta Identity Card KTP Number 09.5307.021260.0161 (hereinafter referred to as "IWAN") of the other part;

                                       and

(4) GRAHAM-FIELD HEALTH PRODUCTS, INC., a company duly organized and existing under the laws of the State of Delaware, having its registered office at 81 Spence Street, Bay Shore, New York 11706, United States of America, in this matter duly represented in accordance with its Articles of Association (hereinafter referred to as "LENDER").

RECITALS

A. The Borrower has requested the Lender to provide to the Borrower a loan of US$ 3,500,000 (three million five hundred thousand United States Dollars) for the purposes of financing the Borrower's working capital requirements, this sum having already been advanced by the Lender to the Borrower pursuant to the Asset Purchase Agreement, as defined below.

B. The parties hereto have agreed to replace the Asset Purchase Agreement with this Agreement and thereby effectively extend the term and conditions of the repayment sum of US$ 3,500,000 previously advanced pursuant to the Asset Purchase Agreement.

C. The Lender is capable and willing to provide the Borrower with a loan of the above amount, subject to fulfillment of the terms and conditions provided herein.

THE PARTIES AGREE AND DECLARE AS FOLLOWS:

1.       DEFINITIONS

In this Agreement, unless the context otherwise requires, the following words or expressions shall have the following meanings:

"Advance"                                            means the total amount
                                                     advanced by the Lender to
                                                     the Borrower, being the sum
                                                     of US$ 3,500,000 (three
                                                     million five hundred
                                                     thousand United States
                                                     Dollars);

"Asset Purchase Agreement"                           means the Asset Purchase Agreement
                                                     dated 18 February 1998 between the
                                                     Lender, the Borrower, Joppy and Iwan,
                                                     including without limitation all
                                                     Exhibits to such Asset Purchase
                                                     Agreement, as amended from time to
                                                     time and including the Variation
                                                     Agreement between the Parties;

"Agreement"                                          means this Agreement and
                                                     includes any and all other
                                                     variations or amendments to
                                                     this Agreement as may be
                                                     agreed in writing from time
                                                     to time between the Lender
                                                     and the Borrower, Joppy and
                                                     Iwan;

"Business Day"                                       means any day excluding Saturdays and
                                                     Sundays and public holidays on which
                                                     banks are open for general banking
                                                     business in Jakarta, Indonesia;

"Default Interest Rate"                              means the Interest Rate plus five
                                                     percent (5%) per annum;

"Drawdown Date"                                      means the date on which the Advance
                                                     was made hereunder being effective on
                                                     or about 18 February 1998;

"Event of Default" and "Events of Default"           mean any each or all (as the context
                                                     may require) of the events of default
                                                     referred to in this Agreement;

"Everest & Jennings, Inc."                           means a company duly organized and
                                                     existing under the laws of the State
                                                     of California, United States of
                                                     America with offices at 81 Spence
                                                     Street, Bay Shore, New York 11706,
                                                     U.S.A., being the buyer of goods
                                                     produced by the Borrower;

"Facility"                                           means the loan facility of US$
                                                     3,500,000 (Three Million five hundred
                                                     thousand United States Dollars);

"Guarantee Agreement"                                means the irrevocable joint and
                                                     several guarantee executed by the
                                                     Personal Guarantors in favour of the
                                                     Lender for the sum of US$ 3,500,000
                                                     (Three Million five hundred thousand
                                                     United States Dollars), a copy of
                                                     which is set out in Schedule Three of
                                                     this Agreement;

"Indebtedness"                                       means any obligation of the Borrower
                                                     for the payment or repayment of money,
                                                     whether present or future, actual or
                                                     contingent;

"Interest"                                           means the interest payable monthly for
                                                     the Facility being the Interest Rate
                                                     on the Loan;

"Insurances"                                         means all policies and contracts of
                                                     insurance which are from time to time
                                                     taken out or entered into in respect
                                                     of the Machinery;

"Interest Rate"                                      means 8.75% (eight point seventy five
                                                     percent),  per annum which rate may be
                                                     reviewed and amended every third
                                                     Payment Date by the Lender in
                                                     accordance with the Lender's Senior
                                                     Secured Credit Facility (being the
                                                     Revolving Credit and Security
                                                     Agreement dated 10 December 1996
                                                     between the Lender et al., IBJ
                                                     Whitehall Business

                                                     Credit Corporation, National City
                                                     Commercial Finance, Inc., BTM Capital
                                                     Corporation and Deutsche Financial
                                                     Services Corporation), or any other senior
                                                     replacement credit financing facility as
                                                     adjusted from time to time;

"Loan"                                               means the principal amount of the
                                                     Facility from time to time outstanding;


"Maturity Date"                                      means the date being 35 (thirty five)
                                                     months from the 15 (fifteenth) day of
                                                     March 1999;

"Payment Date"                                       means the fifteenth (15th) day of each
                                                     month during the period of the Loan
                                                     commencing 15 (fifteenth) day of March
                                                     1999. If a Payment Date falls on a day
                                                     which is not a Business Day then the
                                                     payment shall be made on the preceding
                                                     Business Day;

"Person"                                             includes a corporation;

"Personal Guarantors"                                means Joppy Kurniadi Negara (holder of
                                                     Indonesian Citizen DKI Jakarta
                                                     Identification Card/KTP No.
                                                     5707.11701/2305590238 and/or Iwan
                                                     Dewono Budiyuwono (holder of
                                                     Indonesian Citizen DKI Jakarta
                                                     Identification Card/KTP
                                                     No.09.5307.021260.0161), jointly and
                                                     severally;

"Purchase Order"                                     means the value in United States
                                                     Dollars of goods purchased by Everest
                                                     & Jennings, Inc., or any of its
                                                     affiliates, or it's nominee from the
                                                     Borrower during the term of this
                                                     Agreement;

"Security Documents"                                 means the Guarantee Agreement, the
                                                     Share Pledge Agreements and any other
                                                     additional security documents as may
                                                     be necessary (as the context may
                                                     require), including any and all other
                                                     variations or amendments or
                                                     supplemental deeds to any one or more
                                                     of them made from time to time, and
                                                     includes any or every other document
                                                     from time to time executed to
                                                     guarantee, secure or otherwise assure
                                                     or relating to the obligations

                                                     of the Borrower under or in connection
                                                     with this Agreement;

"Security Period"                                    means the period beginning from the date
                                                     hereof and terminating on the date that
                                                     the Borrower ceases to have any liability
                                                     in respect of the Total Indebtedness;


"Share Pledge Agreements"                            means the Share Pledge Agreement
                                                     between Joppy and the Lender, a copy
                                                     of which is attached as Schedule Two
                                                     to this Agreement and/or the Share
                                                     Pledge Agreement between Iwan and the
                                                     Lender, a copy of which is attached as
                                                     Schedule Two to this Agreement;

"Spousal Consent"                                    means the spousal consent from the
                                                     legal spouses of Joppy and Iwan,
                                                     a copy of which is attached
                                                     hereto as Schedule Four of
                                                     this Agreement;

"Termination Agreement"                              means the Termination of the Asset
                                                     Purchase Agreement, a copy of which is
                                                     attached as Schedule One to this
                                                     Agreement;

"Total Indebtedness"                                 means the aggregate amount advanced
                                                     under  the Facility and all interests,
                                                     fees, commission, costs, expenses,
                                                     moneys, obligations and liabilities
                                                     whatsoever which are expressed to be
                                                     payable under this Agreement and/or
                                                     the Security Documents or which are
                                                     secured or intended to be secured to
                                                     the Lender by the Borrower under the
                                                     Security Documents;


"United States Dollars"                              means the lawful currency of the
                                                     United States of America;

"Year"                                               means a calendar year.

Words importing the singular number include the plural number and vice versa.

All references herein to any law, decree or regulation shall include any statutory modification on or re-enactment thereof.

2.       HEADINGS

         The headings to the clauses hereof shall not be deemed to be a part thereof or be taken into consideration in the interpretation or construction of this Agreement.

3.       THE FACILITY

(1) The Lender relying on the representations, warranties, covenants and undertakings contained herein hereby agrees with the Borrower that it shall subject to the terms and conditions contained in this Agreement make the Facility available to the Borrower, which monies have already been advanced to the Borrower pursuant to the Asset Purchase Agreement on 18 February 1998.

(2) The Borrower hereby expressly acknowledges it has drawn the Advance, receipt of which is evidenced by execution of this Agreement by the Borrower, Joppy and Iwan.

4.       CONDITIONS

         This Agreement is conditional upon:

(1) The written cancellation and termination of the Asset Purchase Agreement signed by all the Parties hereto contemporaneously with the execution of this Agreement, and simultaneous execution of the Share Pledge Agreement, Guarantee and Spousal Consent.

(2)      The prior written consent of IBJ Whitehall Business Credit Corporation.

         In the event the above 2 conditions precedent are not satisfied within 10 (ten) business days of execution of this Agreement by the Borrower, Joppy and Iwan then the parties shall execute a new Variation Agreement to extend the terms of the Asset Purchase Agreement until 30 April 1999.

5.       INTEREST

(1)      The Borrower shall pay interest on the Facility at the Interest Rate.

(2) The total amount of interest payable each month by the Borrower to the Lender shall be equal to the product of (i) the unpaid principal balance under the Facility and (ii) the Interest Rate divided by 12 (twelve) (hereinafter referred to as the "MONTHLY INTEREST").

6.       INTEREST ON OVERDUE AMOUNTS

(1) If the Borrower fails to pay any amount in accordance with this Agreement, the Borrower shall pay interest in United States Dollars on that amount from the date of default up to the date of actual receipt of such payment (after as well as before judgment) at the Default Interest Rate.

(2) Interest payable under this clause, which is not paid on a Payment Date, shall thereafter itself bear interest at the rates provided in this clause.

7.       REPAYMENT OF LOAN

(1)      Repayment:

         (a) Subject to the provisions of this Agreement, the Borrower shall repay the Facility by monthly installments each to be calculated on the basis of the table below according to the relevant Purchase Order for the preceding month, (the "MONTHLY INSTALLMENT"). Each Monthly Installment shall be equal to 10% (ten percent) of the Purchase Order for the preceding month, except that where the Purchase Order exceeds US$ 1 Million then the Monthly Installment shall be US$ 100,000 and where the Purchase Order is less than US$ 800,000 then the Monthly Installment shall be US$ 50,000.

         (b) Payment of the first Monthly Installment shall be made on the first Payment Date being 15th (fifteenth) day of March 1999 and thereafter the Monthly Installment must be paid on every following Payment Date.

(2)      Prepayments:

         The Borrower may not repay the Facility other than in accordance with Clause 7.1 except in the circumstances as described in Clauses 10.1, 10.2, 10.3, 14.1 or 14.2, with the express exception of a single lump sum payment of US$ 400,000 (four hundred thousand United States Dollars) which shall be paid at any time prior to the Maturity Date (the "Lump Sum") and a balloon payment due at the Maturity Date which shall equal the then outstanding amount of the Total Indebtedness. As at the Maturity Date the Total Indebtedness must be fully paid to the Lender.

8.       PAYMENTS GENERALLY

(1)      Manner of Payment

         The Borrower shall make payments to the Lender under this Agreement on or before the Payment Date by direct transfer of cleared funds to the bank account nominated by the Lender in writing not later than 5 (five) Business Days before the due date for that payment.

         To the maximum extent permitted by applicable law, the Borrower shall make any payment due under this Agreement without any set-off or counterclaim and free and clear of, and without any deduction or withholding for or on account of, any taxes.

 (2)     Grossing Up

         If at any time any applicable law requires the Borrower to make any deduction or withholding in respect of taxes from any payment to the Lender under this Agreement:

         (a) the Borrower shall pay to the Lender, on the Payment Date, such additional amounts as are necessary to ensure that, after the making of that deduction or withholding, the Lender will receive a net sum equal to the sum which it would have received had no such deduction or withholding been made;

         (b) the Borrower shall indemnify the Lender against any losses or costs incurred by the Lender by reason of any failure of the Borrower to make any such deduction or withholding; and

         (c) the Borrower shall promptly deliver to the Lender copies of any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

 (3)     Currency of Payments

         Unless the Lender agrees otherwise in writing, the Borrower shall make all payments in United States Dollars.

9.       STIPULATIONS RELATING TO INTEREST AND OTHER MATTERS

         It is hereby expressly agreed and declared as follows:

         (a) the security under the Security Documents shall continue to be valid and binding for all purposes notwithstanding any change by amalgamation or consolidation of the Borrower;

         (b) the Borrower shall be liable to the Lender and the security under the Security Documents shall be security to the Lender for any amount payable by the Borrower under this Agreement.

10.      CHANGE IN CIRCUMSTANCES

(1)      Illegality:

         If at any time the Lender determines that it is or will become unlawful, or any government authority shall assert it is unlawful, for the Lender to honour its obligation to maintain, fund or give effect to its obligations under this Agreement or to charge or receive any fees or interest, then, if the Lender is unable to avoid the effects thereof, upon notice from the Lender to the Borrower the Facility shall be cancelled and the Borrower shall, not later than the termination of the grace period, if any, under applicable law repay to the Lender the Total Indebtedness.

(2)      Adversity Prepayment:

         If the Borrower is required to pay the Total Indebtedness pursuant to Clause 10 (1), the Borrower shall immediately prepay or accelerate payment of the Total Indebtedness together with interest accrued thereon to the date of repayment and all the other amounts payable to the Lender under this Agreement.

(3)      Change in Circumstances:

         Notwithstanding anything herein contained, if there shall have been, since the date of this Agreement, any change in the financial, economic or political conditions in United States of America or Indonesia as would in the reasonable opinion of the Lender render it inadvisable or impracticable for the Lender to allow all or part of the Facility to remain outstanding the Lender may at any time give notice in writing to the Borrower notify that the Total Indebtedness is due and payable and the Borrower shall forthwith repay the Total Indebtedness to the Lender.

(4) Any certification by the Lender referred to in this Clause shall, in the absence of manifest error, be conclusive and binding.

11.      REPRESENTATIONS AND WARRANTIES

(1) The Borrower and the Personal Guarantors hereby warrants and represents to the Lender as follows:

         (a) that it is a duly established company in the Republic of Indonesia and is validly existing under the laws of the Republic of Indonesia;

         (b) that the execution and delivery of and the performance of the obligations and transactions contemplated in this Agreement and/or the Security Documents and the other documents referred to in this Agreement and/or the Security Documents have been validly authorised by the appropriate corporate actions and authorization of the Borrower and this Agreement and/or the Security Documents when executed and delivered will constitute legal, valid and binding obligations of the Borrower and the Personal Guarantors enforceable in accordance with their respective terms;

         (c) that the certified true copies of the Articles of Association of the Borrower relating to the approval and execution of this Agreement delivered to the Lender is a true and accurate copy of the corporate records of the Borrower;

         (d) that all acts, conditions and things required to be done and performed by the Borrower and/or the Personal Guarantors precedent to the execution and delivery of this Agreement and/or the Security Documents and the other documents referred to in this Agreement to constitute them valid obligations of the Borrower and/or the Personal Guarantors in accordance with their respective terms have been done and performed in due and strict compliance with all applicable laws and regulations;

         (e) that the Borrower has full power and authority to carry on the business currently conducted by it and full power and authority to execute this Agreement and/or the Security Documents and other instruments, documents and agreements incidental hereto or thereto;

         (f) that any consent, licence, approval or authorisation of any governmental authority, bureau or agency required to be obtained by the Borrower and Personal Guarantors in connection with the execution, delivery, performance, validity or enforceability of this Agreement and/or the Security Documents has been obtained and is valid and subsisting;

         (g) that the entering of the Borrower into this Agreement does not and will not create any default or breach under any other agreement to which the Borrower is a party;

         (h) that there are no proceedings pending before any court or to the knowledge of the Borrower threatened against or affecting the Borrower and/or any of the Personal Guarantors and no proceedings are before any court tribunal government agency or administrative body pending or to the knowledge of the Borrower threatened against the Borrower and/or any of the Personal Guarantors which would have a material and adverse effect on the financial condition or operations of the Borrower and/or any of the Personal Guarantors;

         (i) that to the best of the knowledge of the Borrower, no steps have been taken or are being taken to appoint a receiver and/or manager or judicial manager or liquidator over or to wind up or for bankruptcy of the Borrower and/or the Personal Guarantors;

         (j) that the Borrower and/or the Personal Guarantors have filed all tax returns which they are required by law to file and save as disclosed to the Lender in writing have paid all taxes, assessments, fees and other governmental charges assessed against it or upon any of its properties, assets and income;

         (k) that the Borrower and/or the Personal Guarantors are not in default in the payment or performance of any of their respective obligations for borrowed money and no Event of Default has occurred or to the knowledge of any officer or manager of the Borrower is anticipated;

         (l) that neither the execution and delivery of this Agreement and the Security Documents nor the performance of any of the terms hereof and thereof will:

                  (i) contravene or constitute a default under any provision contained in any agreement, instrument, law, judgment, order, license, permit or consent by which the Borrower and/or the Personal Guarantors are bound or affected; or

                  (ii) cause any limitation on the Borrower or the powers of its directors, whether imposed by or contained in its Articles of Association or in any law, judgment, agreement, instrument or otherwise;

                  (iii) create or result in or (except for this Agreement and/or the Security Documents) oblige the Borrower and/or the Personal Guarantors to create any lien, charge, security, interest or other encumbrance on the whole or any part of the Borrower's the Personal Guarantor's property or assets, present or future;

         (m) that all the information relating to the Borrower and/or the Personal Guarantors and their respective properties and assets furnished to the Lender for the purpose of obtaining the Facility are true and correct in all material respects.

(2) The Lender hereby warrants and represents to the Borrower that the entering by the Lender into this Agreement with the Borrower does not and will not create any cross-default or breach to any other Agreement which the Lender currently has or will have with any other third party.

(3) Each of the representations and warranties contained in this Clause shall survive and continue in full force and effect after the execution of this Agreement and/or the Security Documents and the Borrower hereby warrants to the Lender that the above representations and warranties will be true and correct and fully observed at all times during the continuance of this Agreement and/or the Security Documents as if repeated then by reference to the then existing circumstances.

12.      COVENANTS

(1)      The Borrower hereby covenants with the Lender as follows:

         (a) that the Borrower shall punctually pay the Total Indebtedness in the manner provided for by this Agreement. The Borrower shall also duly observe, perform and comply with all the terms, conditions, obligations, undertakings, stipulations and covenants to be observed and performed and complied with by it under this Agreement and/or the Security Documents or any other documents called for by the terms of this Agreement;

         (b) that the combined shareholding of Joppy and Iwan in the Borrower shall not at any time be less than 100% (one hundred percent) of the total issued shares in the Borrower;

         (c) that the Borrower shall give to the Lender such written authorities or other directions and provide such facilities and access as the Lender may require for inspection of the Machinery and shall pay all costs, fees traveling and other out-of-pockets expenses whether legal or otherwise reasonably incurred by the Lender in respect of such inspection;

         (d) that the Borrower shall promptly advise the Lender of any material adverse change in the condition (financial or otherwise) of the Borrower and/or any the Personal Guarantors and notify the Lender of the institution of any litigation or proceedings against the Borrower and/or any of the Personal Guarantors before any court or tribunal or administrative agency (governmental or otherwise) which might materially affect the continued operations or financial condition of the Borrower and/or any of the Personal Guarantors. Such advice or notification, as the case may be, shall be given to the Lender within seven (7) days after the Borrower has knowledge of the said change or the institution of proceedings and shall state the exact nature of such change or proceedings and (in the latter case) the amount of contingent liability if such amount is ascertainable;

         (e) that the Borrower shall procure that the Personal Guarantors shall comply with the terms and conditions of the Guarantee Agreement;

         (f) that the Borrower shall pay all its indebtedness and perform all contractual obligations promptly pursuant to agreements to which it is a party or by which it is bound;

         (g) that the Borrower shall at its own expense execute, sign, perfect, do and if required register every such further assurance, document, act or thing as in the reasonable opinion of the Lender may be necessary or desirable for the purpose of implementing the terms and provisions of this Agreement and/or the Security Documents or perfecting the security created or to be created by this Agreement and/or the Security Documents;

         (h) that the Borrower shall submit to the Lender annual financial on reports on the Borrower prepared by independent auditors acceptable to or appointed by the Lenders from time to time as the Lender may require at the cost of the Borrower, failing which the Lender shall be entitled to cause such annual financial reports to be made and all sums so paid by the Lender shall on demand be repaid to the Lenders by the Borrower and until repayment shall be added to the Total Indebtedness;

         (i) that the Borrower shall immediately undertake the reporting of this Agreement to Bank Indonesia, in accordance with but not limited to the provisions of the Presidential Decree number 56, dated 8 April 1998 and the Decree of the Board of Directors of Bank Indonesia number 31/5/KEP/PIR, dated 8 April 1998, no later than 14 (fourteen) days after the execution date of this Agreement.

13.      NEGATIVE UNDERTAKINGS

(1) The Borrower further undertakes and covenants with the Lender that the Borrower shall not, except with the prior written consent of the
         Lender:

         (a) undertake permit or effect any form of reorganization, reconstruction, amalgamation, takeover, change of shareholders or any other scheme of compromise or arrangement affecting the Borrower;

         (b) approve, permit or suffer any change in ownership (whether registered or beneficial) or transfer of any part of its issued share capital;

         (c) sell, transfer, dispose of or encumber in any way, whether by pledge, charge or otherwise or lease, let, license or agree to sell, transfer, dispose of or encumber in any way, whether by mortgage, charge or otherwise, lease, let license, or part with possession of any of its undertakings and assets;

         (d) make advances or loans to or issue guarantees on behalf of any persons including but not limited to shareholders, directors, employees or affiliates but excluding the subsidiaries of the Borrower (as the case may be) which will materially affect the financial condition of the Borrower;

         (e) amend or change the Articles of Association of the Borrower, except to amend its Articles of Association to comply with the Indonesian company law, in such a way as to adversely affect the Lender's rights under this Agreement and/or the Security Documents, whether directly or indirectly;

         (f) terminate any of its businesses which will substantially affect its financial condition;

         (g) place the Lenders in a less favorable position relative to the other lenders and financiers of the Borrower in terms of security and support.

 (2) The Lender shall be entitled in its sole and unfettered discretion to make a decision whether or not any of the negative covenants mentioned above in Clause 13(1) may be, or have been, breached by the Borrower therefore it shall be incumbent upon the Borrower to seek the written opinion of the Lender in any circumstances where the possibility, however remote, may arise whereby a breach of the negative covenants may occur.

14.      EVENTS OF DEFAULT

(1)      Upon the occurrence of any of the following events:

         (a) if the Borrower shall fail to pay any Indebtedness on its due date or, in the case where the amount is payable on demand, on the Lender's demand therefor;

         (b) if the Borrower fails to pay any other monies when due and payable under the provisions of this Agreement and/or the Security Documents;

         (c) if the Borrower or any of the Personal Guarantors commit any breach of, or fails to perform, any of the terms and conditions stipulated in, or to comply with any of, the covenants or provisions of this Agreement and/or the Security Documents;

         (d) if the Borrower and/or the Personal Guarantors become insolvent and/or is declared bankrupt, is unable to pay its debts as and when they fall due, stops or suspends payment of all or a material part of its debts, or takes any proceedings or other step with a view to readjustment, rescheduling or deferral of all of its indebtedness (or any part of its indebtedness which it will or might otherwise be unable to pay when due) or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of its indebtedness;

         (e)      if the Borrower ceases to carry on its business;

         (f) if any judgment in any court of law is obtained against the Borrower or the Personal Guarantors, which may adversely affect their respective ability to repay the Facility and the Interest under this Agreement;

         (g) if any step or petition is taken or a resolution is passed for the dissolution or winding up of the Borrower or the Personal Guarantors or a receiver is appointed over the assets and properties of the Borrower or the Personal Guarantors;

         (h) if the Borrower shall transfer or otherwise dispose of all or substantially all its assets to any person, firm or corporation unless with the prior written consent of the Lender;

         (i) if any of the Personal Guarantors shall transfer or otherwise dispose of all or substantially all of their assets to any person, firm or corporation;

         (j) if any action, condition or thing (including the obtaining of any necessary consent) at any time required to be taken, fulfilled or done under the provisions of this Agreement and/or the Security Documents is not taken, fulfilled or done or any such consent ceases to be in full force and effect without modification or any condition in or relating to any such consent is not complied with;

         (k) if any of the Personal Guarantors gives notice to terminate the guarantee;

         (l) if an order is made or a petition is presented for the bankruptcy of any of the Personal Guarantors;

         (m) if any of the Personal Guarantors dies or is imprisoned or there is a material adverse change in the financial or other circumstances of any of the Personal Guarantors;

         (n) if any of the Personal Guarantors becomes insolvent, is unable pay his debts as they fall due, stops or suspends payment of all or a material, part of his debts, or takes any proceedings or other step with a view to readjustment, rescheduling or deferral of all of his indebtedness (or any part of his indebtedness which he will or might otherwise be unable to pay when due) or proposes or makes a general assignment or an arrangement or composition with or for the benefit of his creditor or a moratorium is agreed or declared in respect of or affecting all or a material part of his indebtedness;

         (o) if any event of default under the Share Pledge Agreement occurs;

         (p) if any representation or warranty made or deemed to be made by the Borrower in this Agreement and/or the Security Documents or any other documents called for by this Agreement and/or the Security Documents or any certificate or statement delivered or made hereunder or thereunder shall be or become incorrect or untrue in any material respect;

         (q) if the Borrower or any of the Personal Guarantors threatens to stop or suspend payment of all or a material part of their debts, or begins negotiations with a view to readjustment, rescheduling or deferral of all of their indebtedness (or any part of their indebtedness which they will or might otherwise be unable to pay when due);

         (r) if any legal proceedings suits or actions of any kind whatsoever (whether criminal or civil) shall be instituted against the Borrower or the Personal Guarantors which will materially affect the Borrower's or the Personal Guarantors' ability to repay and discharge the Total Indebtedness and/or to observe and perform their respective obligations under this Agreement and/or the Security Documents to which they are parties;

         (s) if an encumbrance takes possession of or a distress or execution is levied or enforced upon or sued against any part of any of the properties or assets of the Borrower or the Personal Guarantors;

         (t) if any present or future security on or over the assets of the Borrower and/or the Personal Guarantors becomes enforceable;

         (u) if it is or will become unlawful for the Borrower or the Personal Guarantors to perform or comply with any one or more their respective obligations under this Agreement or the Security Documents;

         (v) if there shall occur a material adverse change in the business, assets or financial condition of the Borrower or the Personal Guarantors or any situation shall have arisen, which in the reasonable opinion of the Lender shall make it improbable that the Borrower or the Personal Guarantors shall be able to perform their respective obligations under this Agreement and/or the Security Documents;

         (w) if any government agency seizes, compulsorily acquires, expropriates or nationalises all or a material part of the assets properties or shares of the Borrower or the Personal Guarantors;

         then the Lender shall give to the Borrower written notice of the occurrence of such default and the Total Indebtedness shall immediately become due and payable.

(2) Upon the whole of the monies becoming due and payable pursuant to Clause 14(1) or Clause 10 hereof:

         (a) the Lender shall forthwith be entitled to exercise all rights, powers or remedies under this Agreement and the Security Documents; and

         (b) in addition to and without prejudice to the other provisions of this Agreement, the Borrower shall pay to the Lender interest on the Total Indebtedness at the Default Interest Rate from the date of the notice of the Event of Default up to the date of payment in full by the Borrower to the Lender.

(3)      Expenses of the Lender

         All expenses and disbursements properly incurred by the Lender or payments made by it in or pursuant to the exercise of any of the powers under the Share Pledge Agreement shall bear interest thereon at the Default Interest Rate from the date of payment thereof by the Lender up to the date of payment by the Borrower and be payable forthwith by the Borrower to the Lender and shall form part of the Total Indebtedness.

(4)      Involuntary Event of Default

         Any default which is an Event of Default under this Agreement shall be an Event of Default notwithstanding that the reason for its occurrence is beyond the control of the Borrower or whether the default is voluntary or involuntary or had occurred as a consequence of any law, rule, regulation, direction or order of a statutory agency or a court or otherwise.

15.      APPLICATION OF MONIES

(1) After the occurrence of an Event of Default all monies received by the Lender under this Agreement or pursuant to any of the Security Documents (and which may therein be expressed to be applicable in accordance with the provisions of this clause) shall be applied by the Lender in the following manner:

         First: To the payment of all costs, charges and expenses of the Lender, including the reasonable compensation of its agents and attorneys, by reason of any sale, retaking or operation of the shares held by the Personal Guarantors in the Borrower and all other sums payable to the Lender hereunder by reason of any expenses and/or liabilities incurred or advances made by it for the protection of the security or of any of its rights hereunder or in the pursuit of any remedy hereby conferred; and at the option of the Lender to the payment of all taxes, assessments, or liens prior to the lien of the Lender;

         Second: To the payment in full of all amounts payable under this Agreement in the following order: (i) any amount not otherwise listed in this paragraph, (ii) any fee, (iii) accrued interest on any overdue amount, (iv) accrued interest on principal, and
                  (v) principal;

         Third: Any surplus thereafter remaining, to the Borrower or Borrower's successors in title or to whomsoever may be lawfully entitled to receive the same.

(2) In the event that the proceeds are insufficient to pay the amounts specified in paragraph "First" and "Second" above, the Lender shall be entitled to collect the balance from the Borrower or any other person liable therefor, including without limitation, the Personal Guarantors.

16.      INDEMNITY

(1) Without prejudice to the foregoing terms and conditions the Borrower shall indemnify the Lender and hold the Lender harmless from and against all losses, damages and expenses whatsoever legal or otherwise which the Lender may sustain suffer or incur as a consequence of any default in the payment to the principal amount of the Facility or any portion thereof, or any interest accrued therein, or any other amounts payable under this Agreement and/or the Security

         Documents and such losses, damages and expenses shall include but not be limited to such amount as the Lender shall certify (such certification being accompanied by the basis and calculation of such amount and being conclusive and binding upon the Borrower save for any manifest error) as being necessary to compensate the Lender for (i) any actual loss of interests incurred on account of such default, and (ii) any interest or fees paid or payable on account of any funds borrowed in order to carry or maintain any unpaid amount except to the extent that such interest or fees are recovered under the other provisions to this Agreement and/or the Security Documents.

(2) The Borrower hereby waives all of its rights and privileges under the Indonesian Civil Code (to the extent applicable) as necessary to give full effect to the Indemnity, including but not limited to Articles 1430, 1821, 1833, 1837, 1847, 1848 and 1849 thereof.

17.      CURRENCY INDEMNITY

(1) The United States Dollar is the sole currency of account and payment for all sums payable by the Borrower under or in connection with this Agreement and/or the Security Documents, including damages.

(2) Any amount received or recovered in currency other than United States Dollars (whether as a result of or the enforcement of, a judgment or order of a court of any jurisdiction, or on the dissolution of the Borrower or otherwise) by the Lender in respect of any sum expressed to be due to it from the Borrower under this Agreement and/or the Security Documents shall only constitute a discharge to the Borrower to the extent of the United States Dollar amount which the Lender is able, in accordance with its usual practice, to purchase with the amount so reserved or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(3) If the United States Dollar amount purchased is less than the United States Dollar amount expressed to be due to the Lender under this Agreement and/or the Security Documents, the Borrower shall indemnify the Lender against any loss sustained by it as a result thereof. In any event, the Borrower shall indemnify the Lender against the cost of making any such purchase referred to in Clause 17 (2) above.

(4) The indemnity herein shall constitute a separate and independent obligation from the other obligations in this Agreement and/or the Security Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement and/or the Security Documents.

18.      RIGHT OF SET-OFF AND CONSOLIDATION

(1) Following an Event of Default, the Lender will be entitled but not obliged, without notice to the Borrower, to combine, consolidate, merge or apply all or any amount available to the Lender by way of set-off, lien or counterclaim in or towards satisfaction of any money at any time due and payable or to become due and payable by the Borrower to the Lender under this Agreement.

(2) Without prejudice to any right of consolidation none of the property of the Borrower which at the date hereof is or which at any time hereafter shall become subject to a fiduciary transfer of proprietary rights or a charge in favour of or vested in the Lender shall be redeemed except on payment of not only all moneys thereby secured but also all moneys secured by the Security Documents.

19.      PROVISIONS OF THE SECURITY DOCUMENTS

(1) The provisions of this Agreement shall insofar as the same shall be inconsistent with or contradictory to the provisions of the Security Documents prevail and have full force and effect in respect of the Facility herein referred to. Save as expressly herein provided, nothing in this Agreement shall affect the validity and enforceability of or the rights, powers and remedies of the Lender under the Security Documents as security for the payment of all loans, advances, credit and other banking facilities or any other sums of money now or hereafter owing or remaining unpaid to the Lender and the provisions of the Security Documents shall continue to apply thereto.

(2) It is hereby acknowledged and declared that the Facility herein provided shall for all purposes be regarded and construed as forming part of the facilities secured by the Security Documents and that all monies herein covenanted to be paid to the Lender shall accordingly be secured by the Security Documents.

20.      MISCELLANEOUS

(1)      Costs

         The Borrower shall, on demand, pay and indemnify the Lender in respect of all costs, fees and expenses (including, without limitation, legal expenses on a full indemnity basis) and taxes in connection with:

         (a) all costs, fees, expenses and other charges legal or otherwise including stamp duty and the Lender's solicitors costs on a full indemnity basis, reasonably incurred by the Lender in connection with the preparation, execution and registration of this Agreement and/or the Security Documents or any charges, pledges, guarantees or other documents required by the Lender under the provisions of this Agreement and/or the Security Documents; and

         (b) all legal fees on a full indemnity basis and other costs and disbursements reasonably incurred in connection with demanding and enforcing payment of monies due hereunder or otherwise howsoever in enforcing this security and/or any of the covenants undertakings stipulations terms conditions or provisions of the Security Documents.

 (2)     Notices

         (a) Method of giving notices A Notice required or permitted to be given by one party to another under this Agreement must be in writing, addressed to the other party and:

                  (1)      delivered to that party; or

                  (2)      transmitted by facsimile to that party's address.

         (b)      Time of Receipt
                  A Notice given to a party in accordance with Clause 20.2 (a) shall be treated as having been duly given and received:

                  (1) if delivered to a party's address, on the day of delivery if on a Business Day, otherwise on the subsequent Business Day;

                  (2) if transmitted by facsimile to a party's address and a correct and complete transmission report is received, on the day of transmission if a Business Day, otherwise on the next following Business Day.

         (c)      Address of the Parties
                  For the purposes of Clause 20.2 (b), the address of a party is the address set out below or another address of which that party may from time to time give by written notice to each other party:

                  To the Borrower:                   PT. Dharma Polimetal
                                                     Jalan Raya Serang Km. 24, Balaraja
                                                     Tangerang
                                                     Indonesia
                                                     Facsimile: 5951628
                                                     Attention: Mr. Joppy Kurniadi Negara

                  To Mr. Joppy Kurniadi
                  Negara:                            Mr. Joppy Kurniadi Negara
                                                     Billi & Moon Block CH4/14,
                                                     RT. 006/RW. 010
                                                     Kelurahan Pondok Kelapa,
                                                     Kecamatan Duren Sawit, Jakarta Timur
                                                     Indonesia
                                                     Facsimile:

                  To Mr. Iwan Dewono
                  Budiyuwono:                        Mr. Iwan Dewono Budiyuwono
                                                     Jalan Tulodong Bawah III/42
                                                     Senayan, Jakarta Selatan
                                                     Indonesia
                                                     Facsimile:

                  To the Lender:                     Graham-Field Health Products, Inc.
                                                     81 Spence Street, Bay Shore
                                                     NY 11706, USA
                                                     Facsimile: 1-516-439 5635
                                                     Attention: Chief Executive Officer

(3)      Law and Jurisdiction

         This Agreement shall be governed by and construed in all aspects in accordance with the laws of the Republic of Indonesia under the condition that the Borrower hereby agrees that the Lender shall be at liberty to take any proceedings in any courts whether in the Republic of Indonesia or elsewhere to protect and enforce the provisions of this Agreement or otherwise to recover payment of any sum or sums due under this Agreement and the Borrower hereby irrevocably submits to the jurisdiction of any of the said courts that the Lender shall take proceedings in.

(4)      Termination

         The Borrower expressly waives the provisions of Articles 1266 and 1267 of the Indonesian Civil Code (Kitab Undang-Undang Hukum Perdata) regarding indemnification or damages resulting from termination of an agreement.

(5)      Non-waiver

         The failure, delay, relaxation, or indulgence on the part of any party in exercising any power or right conferred upon that party by this Agreement does not operate as a waiver of that power or right, nor does any single exercise of a power or right preclude any power or right under this Agreement. A power or right may only be waived in writing, signed by the party to be bound by the waiver.

         Failure by the Lender to exercise any and all of its rights hereunder, or any partial exercise thereof, shall not act as a waiver of such rights granted hereunder or by general law.

(6)      Successors and Assigns

         (a) This Agreement and the Security Documents executed or to be executed by the Borrower shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors in title and, in the case of the

                  Lender, its assigns. All covenants, undertakings, agreements, representations and warranties, given, made or entered into by the Borrower in this Agreement and/or the Security Documents shall survive the making of any assignments and shall be enforceable by each assignee of the Lender.

          (b) The Lender may assign all or any of its rights, benefits and duties under this Agreement and/or the Security Documents at any time. In the event of any such assignment by the Lender, the Borrower may prepay the whole of the Total Indebtedness provided always that no prepayment premium shall be chargeable for any such prepayments.

         (c) The Borrower shall have no right to assign or transfer any of its rights under this Agreement and/or the Security Documents and it shall remain fully liable for all of its undertakings, agreements, duties, liabilities and obligations under this Agreement and/or the Security Documents, and for the due and punctual observance and performance thereof.

         (d) The Borrower expressly acknowledges that the Lender may assign all or any of its rights and benefits under this Agreement and/or the Security Documents to IBJ Whitehall Business Credit Corporation without the prior consent of the Borrower.

 (7)     Severability

         Any term, condition, stipulation, provision, covenant or undertaking of this Agreement and/or the Security Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement and/or the Security Documents, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any such term, condition, stipulation, prohibition, covenant or undertaking in any other jurisdiction.

 (8)     Language

         This Agreement is executed in a text using the English language, which shall be the governing language despite translation into any other language.

 (9)     Counterparts

         This Agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

         IN WITNESS WHEREOF the parties have executed this Agreement the day and year first above written.

         THE BORROWER
         PT. DHARMA POLIMETAL




         MR. JOPPY KURNIADI NEGARA
         --------------------------
         PRESIDENT DIRECTOR


         MR. IWAN D. BUDIYUWONO
         --------------------------
         DIRECTOR



         /s/ Joppy Kurniadi Negara
         --------------------------


         MR. JOPPY KURNIADI NEGARA



         /s/ Iwan D. Budiyuwono
         ------------------------------


         MR. IWAN D. BUDIYUWONO




         ------------------------------

         THE LENDER




         /s/ Lara J. Peake
         ---------------------------------------
         GRAHAM-FIELD HEALTH PRODUCTS, INC
         Lara J. Peake
         under Power of Attorney

                                  SCHEDULE ONE

                              TERMINATION AGREEMENT

                                  SCHEDULE ONE

                              TERMINATION AGREEMENT
                     REGARDING THE ASSET PURCHASE AGREEMENT

THIS TERMINATION AGREEMENT REGARDING THE ASSET PURCHASE AGREEMENT (the "Termination Agreement") is entered into as of 5th (fifth) 1999 (the "Termination Date") by and among:

1. GRAHAM-FIELD HEALTH PRODUCTS, INC., a company duly organized and existing under the laws of the State of Delaware, having its registered office at 81 Spence Street, Bay Shore, NY 11706, United States of America, in this matter duly represented in accordance with its Articles of Association (hereinafter referred to as "GRAHAM-FIELD").

2. PT. DHARMA POLIMETAL, a limited liability company duly established under the laws of the Republic of Indonesia and having its head office at Jalan Raya Serang Km. 24, Balaraja, Tangerang, Indonesia, in this matter represented by Mr. Joppy Kurniadi Negara, its President Director, and Mr. Iwan Dewono Budiyuwono, a Director in accordance with its Articles of Association (hereinafter referred to as "POLIMETAL").

3. MR. JOPPY KURNIADI NEGARA, private person, Indonesian citizen, residing in Jakarta, Billi & Moon Block CH4/14, RT. 006/RW.010, Kelurahan Pondok Kelapa, Kecamatan Duren Sawit, Jakarta Timur, Indonesia, holder of DKI Jakarta Identity Card KTP Number 5707.11701/2305590238 (hereinafter referred to as "JOPPY").

4. MR. IWAN DEWONO BUDIYUWONO, private person, Indonesian citizen, residing in Jalan Tulodong Bawah III/42, Senayan, Kebayoran Baru, Jakarta Selatan, Indonesia, holder of DKI Jakarta Identity Card KTP Number 09.5307.021260.0161 (hereinafter referred to as "IWAN").

WHEREAS

A. Graham-Field, Polimetal, Joppy and Iwan (collectively referred to as the "Parties") have entered into a Asset Purchase Agreement dated 18 February 1998 which was subsequently amended by the Variation Agreement between the Parties (hereinafter referred to as the "Asset Purchase Agreement").

B. The purpose of the Asset Purchase Agreement was to make an advance payment of US$ 3,500,000 (three million five hundred thousand United States Dollars) to Polimetal in consideration of the subsequent transfer to PT. Dharma Polimetal of the Wheelchair Assets (as defined in the Asset Purchase Agreement) owned and operated by PT. Dharma Medipro. Due to the contraction of the economy of the Republic of Indonesia the transfer of the

         Wheelchair Assets will no longer proceed. The Parties therefore agreed to convert the Advance (as defined in the Asset Purchase Agreement ) of US$ 3,500,000 into a loan between the Parties, as described in the attached Loan Agreement to which this Termination Agreement forms the Schedule One thereof.

C. The parties have now decided to terminate the Asset Purchase Agreement and release each other from all obligations thereunder, in consideration of the Parties entering into the attached Loan Agreement dated 5 March 1999.

The Parties have agreed to enter into this Termination Agreement on the following terms and conditions.

ARTICLE 1
TERMINATION OF THE ASSET PURCHASE AGREEMENT

Each of the Parties hereby agrees to terminate and cancel the provisions of the Asset Purchase Agreement effective from the Termination Date on the condition that the Parties enter into the attached Loan Agreement to which this Termination Agreement forms the Schedule One thereof.

ARTICLE 2
RELEASE

Each of the Parties releases and discharges each of the other Parties from all of their respective obligations and liabilities under the Asset Purchase Agreement and such Parties shall have no further obligations or liabilities whatsoever to each other party under the Asset Purchase Agreement effective from the date of execution of the Loan Agreement which shall be 5 March 1999.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Each of the Parties represents and warrants to the other Parties that it has taken all necessary corporate or other action to authorize its entering into this Termination Agreement and the fulfillment of its obligations.

ARTICLE 4
GOVERNING LAW

This Termination Agreement and the performance hereof shall be governed and construed in accordance with the laws of the Republic of Indonesia.

ARTICLE 5
DOMICILE

For the purposes of this Termination Agreement, the Parties hereby elect the District Court of Central Jakarta as their permanent and legal domicile.

ARTICLE 6
COUNTERPARTS

This Termination Agreement shall be executed in one or more counterparts each having the same power and effect.


IN WITNESS WHEREOF the Parties have entered into this Termination Agreement the day and year first above written.


GRAHAM-FIELD HEALTH PRODUCTS, INC.

-----------------------------------------
Lara J.Peake
under Power of Attorney

PT. DHARMA POLIMETAL

---------------------------                          -----------------------
Joppy K. Negara                                      Iwan D. Budiyuwono
President Director                                            Director


JOPPY KURNIADI NEGARA

IWAN DEWONO BUDIYUWONO

------------------------------

                                  SCHEDULE TWO

                             SHARE PLEDGE AGREEMENT

                                  SCHEDULE TWO

                           PLEDGE OF SHARES AGREEMENT

THIS PLEDGE OF SHARES AGREEMENT (the "AGREEMENT") is entered into this 5th (fifth) day of March, 1999.

BETWEEN:

(1) GRAHAM-FIELD HEALTH PRODUCTS INC., a company duly organized and existing under the laws of the State of Delaware, with its registered office at 81 Spence Street, Bay Shore, NY 11706 (the "PLEDGEE");

AND

(2) MR. JOPPY KURNIADI NEGARA, a private person, Indonesian citizen, residing in Jakarta, Billi & Moon Block CH4/14, RT.006/RW.010, Kelurahan Pondok Kelapa, Kecamatan Duren Sawit, Jakarta Timur, Indonesia, holder of DKI Jakarta Identity Card Number
         5707.11701/2305590238, and

         MR. IWAN DEWONO BUDIYUWONO, a private person, Indonesian citizen, residing in Jalan Tulodong Bawah III/42, Senayan, Kebayoran Baru, Jakarta Selatan, Indonesia, holder of DKI Jakarta Identity Card Number 09.5307.021260.0161

(collectively known as the "PLEDGORS");

WHEREAS:

A. PT. DHARMA POLIMETAL is a limited liability company duly organized and existing under the laws of the Republic of Indonesia and having its principal place of business at Jalan Raya Serang Km. 24 Balaraja, Tangerang, Indonesia ("COMPANY").

B. The Pledgors are the registered holders of all issued shares in the total issued capital of the Company.

C. The Pledgors and the Pledgee have entered into an Loan Agreement on 5th March 1999 to which this Agreement forms Schedule Two whereby the Pledgee has agreed with the Pledgors to provide a loan of US$ 3,500,000 (three million five hundred United States Dollars) to the Company to meet the working capital requirements of the Company, which loan was advanced on 18 February 1998 pursuant to the Asset Purchase Agreement of the same date.

D. The Pledgee would not have advanced moneys to the Company under the Loan Agreement without security being given by the Pledgors, including but not limited to, the security established by this Agreement.

E. Pursuant to the Loan Agreement, the Pledgors agreed to pledge to the Pledgee all of the shares held by them whether now or in the future, in the Company, in order to secure repayment of all amounts advanced by the Pledgee to the Company under the Loan Agreement and any agreements supplemental or ancillary thereto (such amounts, whether now or hereafter existing, including but not limited to the principal hereinafter collectively referred to as the "DEBT").


OPERATIVE TERMS AND CONDITIONS:

Article 1
PLEDGE OF SHARES AND SECURITY

1.1 The Pledgors hereby irrevocably and unconditionally agree with the Pledgee that effective from the date hereof, the Pledgors pledge and surrender to the Pledgee all of the shares owned by the Pledgors in the Company, being the total issued share capital of the Company and the Pledgors further irrevocably and unconditionally covenant and agree to immediately pledge and surrender to the Pledgee any additional shares, rights or entitlements which they may acquire in the Company at any time in the future by way of further security for repayment of the entire Debt (the "Shares").

1.2 The Pledgors undertake and agree to cause all share certificates issued to the name of the Pledgors in respect of any shareholding or other financial interests in the Company which they may each hereafter acquire to be delivered by the Board of Directors of the Company to the Pledgee, or a custodian nominated by the Pledgee, for safekeeping and security purposes.

1.3 This Agreement forms an integral part of the Loan Agreement and any other agreements supplemental or ancillary thereto. Such agreements would not have been entered into, nor monies advanced by the Pledgee to the Company under the Loan Agreement without the Pledgors having entered into this Agreement with the Pledgee. Therefore the pledge made hereunder and the power of attorney hereunder referred to shall be irrevocable for so long as and any part of the Debt remains outstanding under the terms of the Loan Agreement.

1.4 The Pledgors shall immediately notify the Company and the directors and responsible officers thereof of this Agreement, and shall instruct such of its directors and officers to furnish the Pledgee with copies of all notices or other correspondence which may be sent or given to any shareholder including without limitation all notices of general and extraordinary shareholders' meetings, notices of dividends, calls for subscription payments, annual or other periodic reports and financial statements or any other notice with respect to any shareholder of the Company.

1.5 This Agreement shall have immediate force and effect from the date of execution by the Parties.

Article 2
SUBSCRIPTION RIGHTS

The Pledgors shall make all subscription payments or other payments to the Company or any other party as the Company's Board of Directors shall direct and shall hold the Pledgee harmless from liability caused by the Pledgors' failure to do so.

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 The Pledgors hereby represent and warrant to the Pledgee that the Shares shall not be subject to any other pledge, lien, charge or encumbrance of any kind whatsoever and that they are each the true and rightful owner of the Shares and now have and shall at all times hereafter have full power and authority over the Shares and to surrender and deliver share certificates for the Shares to the Pledgee.

3.2 During the term of this Agreement the Pledgors shall not without prior written consent of the Pledgee (i) sell or otherwise transfer the Shares, (ii) grant or allow to be created any lien, charge or other encumbrance of any kind over or in respect of the Shares, (iii) subject, or attempt to subject, the Shares to any other pledge, or (iv) cause any further shares to be issued in the Company.

3.3 The Pledgors shall cause the pledge hereby created over the Shares to be recorded in the special register of charges, pledges and other encumbrances over share capital which is kept and maintained by each of the Company.

Article 4
UNCONDITIONAL AGREEMENT

The pledge created by this Agreement, the delivery of share certificates covering the Shares at the appropriate time, and the obligations of the Pledgors hereunder, are unconditional and shall not be affected by any invalidity or unenforceability of this Agreement or any provision hereof, or any agreement supplemental or ancillary thereto. The liability, responsibilities and rights and obligations of each Pledgor are joint and several.

Article 5
ENFORCEMENT SALE

5.1      In the event that:

         (a) any of the Pledgors default upon their responsibilities and obligations and/or breach any representation, warranty or covenant as defined in the Loan Agreement or any agreement executed by the Pledgors pursuant to the Loan Agreement, including without limitation this Agreement; or

         (b) any event occurs which, upon the giving of notice or the lapse of time or both, would constitute an event of default as described in paragraph (a).

         the Pledgee may take whatever action it, in its sole and absolute discretion, deems necessary to protect its rights hereunder including, but not by way of limitation, selling or otherwise transferring the Shares to any person or entity (including itself) by private in good faith transaction, after due solicitations of interest from prospective buyers, public sale, or by any other type of sale pursuant to the laws of the Republic of Indonesia at whatever time, location and price, on such terms and conditions as the Pledgee may in its reasonable opinion deem to be appropriate.

5.2 If the Pledgee takes any action pursuant to Article 5.1, then the Pledgors unconditionally and irrevocably undertakes, promises and covenants to cooperate fully with the Pledgee and any third parties in respect of such action and that it will not take any action to challenge the validity of the Pledgee's actions or to limit or diminish the rights of the Pledgee in respect of such matters.

         The Pledgors hereby irrevocably and unconditionally agree to forego and waive all rights to assert any interest, claim or right of redemption with respect to the Shares against any purchaser or other transferee nominated by the Pledgee, whether or not such interest, claim, or right may exist under the laws or regulations of the jurisdiction where the Shares are situated or any other jurisdiction.

5.3 Upon the occurrence of such sale and transfer, the Pledgors shall be entitled to receive the balance of any net proceeds from the sale of the Shares in excess of the Total Indebtedness (as defined in the attached Loan Agreement) and conversely in the event there is a shortfall in the said net proceeds then the Pledgors shall be obligated to make good the deficiency and interest shall accrue on the outstanding amount at the rate of 8.75% (eight point seventy five percent) per annum until such time as the Pledgee receives full satisfaction of the Debt.

Article 6
POWER OF ATTORNEY

In order to ensure and protect the Pledgee's rights pursuant to the Loan Agreement, including without limitation, the Pledgee's rights under Article 5 of this Agreement, the Pledgors hereby irrevocably and unconditionally appoint each of the directors of the Pledgee and / or its attorneys to be its lawful attorney, with full right of substitution, to take any and all actions in the name of the Pledgors (including execution of any documents) to:

(a) exercise of all of the rights attaching to the Shares or as shareholder of the Company, to receive notices, and the Pledgors' share of the assets of the Company or the proceeds thereof in the event of any voluntary liquidation or dissolution of the Company; and

(b) sell or transfer all or some of the Shares by any means whatsoever, and to execute, issue or replace all or any share certificates, notices, advertisements or other documents relating thereto.

Article 7
TAXES

The Pledgors hereby represent and warrant to the Pledgee that all taxes, charges, fees, duties and assessments with respect to the Shares have been fully paid, and agrees to pay promptly any and all taxes, charges, fees, duties and assessments which may be levied or become due with respect thereto in the future.

Article 8
COSTS AND EXPENSES

Any and all costs (including legal fees with the exception of those legal fees incurred in the preparation of this Agreement) incurred with respect to the securing or protecting of any of the rights of the Pledgee under this Agreement shall be for the account of the Pledgors and costs associated with any sale or transfer of any or all of the Shares pursuant to Article 5 hereof, shall be for the account of the Pledgors and, if not paid promptly upon demand of the Pledgee, the Debt shall be deemed to be increased by the amount thereof.

Article 9
MISCELLANEOUS

9.1      Notices

         Any notices, by way of demand or otherwise, shall be in writing and shall be given by registered airmail (return receipt requested) or by personal delivery addressed to the addresses stated above for the Pledgors and the Pledgee, or to such other address as may be designated in writing by either party in accordance with the foregoing.

         Any registered airmail notice so given shall be deemed to have been received ten (10) working days following the day sent, and notice by personal delivery shall be deemed received when delivered.

9.2      Variation

         The terms of this Agreement may only be amended, waived, discharged or terminated by instrument in writing signed by each of the Pledgors and the Pledgee.

9.3      Non-waiver

         Failure by the Pledgee to exercise any and all of its rights hereunder, or any partial exercise thereof, shall not act as a waiver of such rights granted hereunder or by general law.

9.4      Severability

         If one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect under any applicable law or decision, the validity, legality and enforceability of the remaining provisions contained herein shall not be effected or impaired in any way. The Pledgors shall in any such event execute such additional documents as the Pledgee may request in order to give effect to any provision hereof which is determined to be invalid, illegal or unenforceable.

9.5      Governing Law

         This Agreement and the performance hereof will be governed by the laws of the Republic of Indonesia, and the forum for the resolution of any dispute in respect of this Agreement shall be as set out in the Loan Agreement.

9.6      Language

         This Agreement is executed in a text using the English language which shall be the governing language despite translation into any other language. If another language translation of this Agreement be required for any purpose whatsoever, the parties agree that the Pledgee shall provide such translation prepared by a sworn translator at the Pledgors's cost, which shall not be contested by the Pledgors save for manifest error.

9.7      Assignment

         The Pledgee may assign or transfer any of its rights or obligations hereunder, or any part thereof, to any party, provided, that upon such assignment or transfer it shall thereafter give written notice thereof to the Pledgors and to the Company, to be registered in the Company's register of shareholders and special register of shares.

         The Pledgors shall not assign or transfer any of their rights or obligations hereunder, or any part thereof to any party without the prior written consent of the Pledgee.

         The Pledgors expressly acknowledge that the Pledgee may assign all or any of its rights or benefits under this Agreement to IBJ Whitehall Business Credit Corporation.

9.8      Headings

         The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed and entered into this Agreement on the date set out above.

JOPPY KURNIADI NEGARA

---------------------------


 ...........................
Signature of Witness

Lara J. Peake c/o Makarim & Taira S.
Full name and address of Witness

IWAN DEWONO BUDIYUWONO

---------------------------


 ...........................
Signature of Witness

Lara J. Peake c/o Makarim & Taira S.
Full name and address of Witness

SIGNED for and on behalf of                           )
GRAHAM-FIELD HEALTH, INC,                             )
in accordance with its articles of association        )
by its duly authorised officer                        ) Lara J.  Peake
                                                        under  Power of Attorney

 ....................................
Signature of Witness

Susy Eva Murty
Full name and address of Witness

                                 SCHEDULE THREE

                               GUARANTEE AGREEMENT

                                 SCHEDULE THREE

                               GUARANTEE AGREEMENT

-On this day the 5th (fifth) day of March nineteen hundred and ninety nine (05-03-1999);

MR. JOPPY KURNIADI NEGARA, businessman, holder of DKI Jakarta Identity Card KTP Number 5707.11701/2305590238, residing in Jakarta, Billi & Moon Block CH4/14, RT. 006/RW.010, Kelurahan Pondok Kelapa, Kecamatan Duren Sawit, Jakarta Timur, Indonesia, according to his statement in this matter acting in his private capacity as a shareholder of PT. Dharma Polimetal (hereinafter the "GUARANTOR")

GRAHAM-FIELD HEALTH PRODUCTS, INC., a company duly organized and existing under the laws of the State of Delaware, having its registered office at 81 Spence Street, Bay Shore, NY 11706, United States of America (hereinafter "GRAHAM-FIELD")

-Whereas PT. Dharma Polimetal, a limited liability company duly organized and existing under the laws of Indonesia (hereinafter the "BORROWER"), and Graham-Field have entered into a Loan Agreement dated 5 March 1999 (this agreement as from time to time amended or renewed and hereinafter referred to as the "LOAN AGREEMENT") pursuant to which Graham-Field has agreed, subject to the terms and conditions of the Loan Agreement, to provide a loan to the Borrower in the amount of US$ 3,500,000 (three million five hundred thousand United States Dollars).

-The loan of US$ 3,500,000 is required to finance the working capital requirements of the Borrower, this sum having already been advanced by the Lender to the Borrower pursuant to the Asset Purchase Agreement (hereinafter defined).

-Whereas in order to secure the due and punctual payment when due of all amounts now or hereafter payable by the Borrower to Graham-Field under the Loan Agreement

(hereinafter the "OBLIGATIONS"), the Guarantor has agreed to guarantee the performance of and payment by the Borrower to Graham-Field of the Obligations.

-NOW THEREFORE, the parties do hereby enter into this Guarantee Agreement (hereinafter the "Agreement") under the following terms and conditions:

                                    ARTICLE 1

Unless otherwise defined herein, all terms used herein shall have the meanings set forth in the Loan Agreement.

                                    ARTICLE 2

In consideration of Graham-Field entering into the Loan Agreement with the Borrower, the Guarantor hereby unconditionally and irrevocably guarantees to make full payment to Graham-Field at demand of Graham-Field to the Guarantor of the Obligations, together with all expenses incurred by Graham-Field in enforcing any rights hereunder.

                                    ARTICLE 3

The Guarantor hereby consents and agrees that Graham-Field may at any time, or from time to time, may in its sole discretion:

(a) extend or change the time, manner, place and terms of payment of all or any of the Obligations or amend the Loan Agreement for the purpose of adding any provisions or changing in any manner the rights thereunder of any or all of the parties thereto;

(b) settle or compromise with the Borrower, any and all of the Obligations, or subordinate the payment of the same, or any part thereof, to the payment of any other debts or claims which may at any time and from time to time be due or owing to Graham-Field, all in such manner and upon such terms as

         Graham-Field deems proper, and without notice to or further consent from the Guarantor, and without affecting the liabilities and obligations of the Guarantor hereunder.

                                    ARTICLE 4

-The Guarantor hereby represents and warrants to Graham-Field that:

(a) the making and performance by the Guarantor of this Agreement will not violate any applicable laws, regulations, or other governmental directive having the force of law, order of any courts or regulatory body or arbitral tribunal, and will not conflict with or result in the breach of any provision of and will not constitute a default or an event by which the passage of time or giving of notice, or both, would constitute a default under any agreement or instrument to which the Guarantor is a party or by which he or any of his property or assets are bound;

(b) all consents, approvals, licences and authorizations of, filings and registration with, any governmental authority required under applicable laws and regulations for the making and performance by the Guarantor of this Agreement, have been obtained or made and are in full force and effect;

(c) no litigation or administrative proceeding of or before any court or governmental authority or any agency, the result of which would or would be likely to have material adverse effect on its business, assets or financial condition, is pending or threatened against him;

(d) this Agreement herein constitute legal, valid and binding obligations of the Guarantor and enforceable in accordance with its terms and conditions.

                                    ARTICLE 5

5.1 The Guarantor hereby covenants and undertakes that he will not:

         (a) apply for or obtain any security from the Borrower which may, directly or indirectly, reduce the ability of the Borrower to pay the Obligations to Graham-Field pursuant to the Loan Agreement or any agreements related thereto;

         (b) in respect of the dissolution, winding up, or bankruptcy of the Borrower or any other person presently or in the future liable for the payment of the moneys hereby secured:

                  (i) directly or indirectly receive the benefit of any distribution, dividend or payment; or

                  (ii) prove or claim in competition with Graham-Field so as to diminish any distribution or dividend which but for such proof or claim Graham-Field would be entitled to receive, until all of the moneys hereby secured have been paid to Graham-Field, and Graham-Field is of the bona fide opinion that no part of any such payment is void or voidable.

5.2 If a claim by any person that any payment to Graham-Field under or incidental to the Loan Agreement (the "Payment") is void, voidable or otherwise unenforceable is upheld, conceded or compromised:

         (a) Graham-Field shall forthwith upon such claim being upheld, conceded or compromised become entitled against the Guarantor to all such rights in respect of the moneys hereby secured as it would have had if the Payment or so much thereof as is held or conceded to be void or voidable or as is foregone on compromise had not taken place; and

         (b) the Guarantor shall upon such claim being upheld, conceded or compromised take all such steps and sign all such documents as may be necessary or convenient to restore to Graham-Field this Agreement immediately prior to such Payment.

                                    ARTICLE 6

The Guarantor hereby waives notice of presentment, demand, protest and notice of dishonour of any or all of the Obligations, promptness in commencing suit against any party thereto or liable thereon, and in giving any notice to or of making any claim or demand hereunder upon the Guarantor. No failure or delay by Graham-Field to exercise any right, power of privilege granted hereunder shall operate as a waiver thereor nor shall any single or partial exercise of such right, power of privilege preclude any further exercise thereof or of any other right, power or privilege.

                                    ARTICLE 7

The guarantee hereunder shall be in addition to and shall not in any way be prejudiced or affected by any other security or guarantee now held or hereafter to be held by Graham-Field for all part of the amounts of money secured by this guarantee. Also, any other guarantee granted or to be granted by any other guarantors, if any, in favour of Graham-Field shall not in any way be prejudiced or affected by this guarantee.

                                    ARTICLE 8

The guarantee hereunder shall be applicable to the ultimate balance of the Obligations that may become due and payable by the Borrower to Graham-Field under the Loan Agreement and until all the said amounts have been duly paid, the Guarantor shall not be entitled as against Graham-Field, to any right or surety and/or to discharge its liability in respect of all amounts owed by the Borrower to Graham-Field, unless and until all the Obligations shall have first been completely discharged and satisfied.

                                    ARTICLE 9

The Guarantor hereby agrees that all amounts of money which cannot be obtained by Graham-Field from the Borrower under the Loan Agreement whether because of limitations according to the laws, incapability or incompetency of the Borrower, or because of limitations of the person(s) acting in the name of the Borrower or because of the Loan Agreement or any documents related thereto are not made by the person(s) or party(ies) entitled thereto or because of a defect or mistake in the document, shall be paid by the Guarantor as if the Guarantor was the sole or principal debtor under the terms and conditions of the Loan Agreement.

                                   ARTICLE 10

10.1 If for the purpose of obtaining judgement in any court in any country, it becomes necessary to convert any amount due hereunder in currency other than that provided for in the Loan Agreement, the conversion shall be made at the rate of exchange prevailing either on the date of default or on the Business Day prior to the date on which the judgement is given, whichever shall be more favourable to Graham-Field.

10.2 If there is a change in the rate of exchange prevailing between the date of default or the Business Day prior to the judgement date (as applicable) and the date of payment of the amount due, the Guarantor shall pay such additional amounts, if any, as may be necessary to ensure that the amount paid on such date is the amount in the currency in which the judgement was given, which when converted at the rate of exchange prevailing on the date of payment equals the amount due hereunder in the currency as provided for in the Loan Agreement.

10.3 Any additional amounts due from the Guarantor under this Article shall be due as a separate obligation and shall not be affected by judgement being obtained for any other sums due under or in respect of this Agreement.

                                   ARTICLE 11

11.1 The Guarantor hereby grants an irrevocable power of attorney to Graham-Field and its attorneys, to exercise all the rights and claims which the Guarantor presently has or will have against the Borrower and the Borrower's assets, with respect to: (i) any rights arising pursuant to Article 1401 section 2, Article 1402 section 3 in conjunction with
         Article 1840 of the Indonesian Civil Code; (ii) the proceeds or assets of the Borrower in the event that the Borrower is liquidated; and (iii) any moneys owing for any reason by the Borrower to the Guarantor, provided that the assignment and authority granted with respect to this sub-clause (iii) may be exercised by Graham-Field only upon the occurrence of an Event of Default.

11.2 Any amounts received by the Guarantor from the Borrower being the subject of the assignment under Article 11.1., shall be deemed to have been received by the Guarantor and held by the Guarantor as agent for and on behalf of Graham-Field. The Guarantor shall immediately notify Graham-Field upon receipt of such amounts and pay the same to Graham-Field.

                                   ARTICLE 12

The obligations of the Guarantor hereunder are undertaken jointly and severally with the obligations of the Borrower under the Loan Agreement or any other persons giving security thereof under any other agreements supplemental or ancillary to the Loan Agreement, each of the foregoing agreements as amended from time to time, and action or actions may be brought or prosecuted against the Guarantor whether or not action is brought against any other guarantor and whether or not the Borrower or any other guarantor is joined in any such action or actions for such purpose.

                                   ARTICLE 13

13.1 Upon notice by Graham-Field to the Guarantor (which notice shall constitute conclusive evidence of the liabilities and obligations of the Guarantor hereunder) stating that a sum is hereunder, the Guarantor shall immediately pay such sum in the currency specified in the notice in same day funds to Graham-Field's account as it may then specify.

13.2 All sums owing hereunder shall be paid free and clear of any deduction for any and all present and future taxes, duties, deductions or withholdings. Should any such payment hereunder be made subject to any such taxes, duties, deductions or withholdings whatsoever, the Guarantor shall pay to Graham-Field such additional amounts as may be necessary to equal to the full amounts due hereunder and the Guarantor shall indemnify and save harmless Graham-Field by payment in cash immediately upon demand from and against all taxes, duties, deductions or withholdings with respect to this Agreement and the transaction herein contemplated.

13.3 If any sum becomes due for payment hereunder on a day which is not a Business Day such payment shall be made on the next succeeding Business Day, or if the next succeeding Business Day falls within another calendar month, then on the immediate preceding Business Day.

13.4 The Guarantor hereby expressly agrees that promulgation of any rule, regulation or law or any interpretation thereof, having the effect of restricting, prohibiting or impending in any way the remittance in any amount due from the Borrower and the Guarantor to Graham-Field, shall under no circumstances, constitute a ground for asserting the existence of a force majeure situation and as such shall not excuse the Guarantor from the due performance of its obligations hereunder.

                                   ARTICLE 14

In the event that Graham-Field transfers or assigns any of its rights or obligations in accordance with the Loan Agreement, such transferee or assignee shall automatically become vested with all of the rights, powers, privileges and duties of Graham-Field under this Agreement.

The Guarantor hereby acknowledges that Graham-Field may assign all or any of its rights or benefits hereunder to IBJ Whitehall Business Credit Corporation.

                                   ARTICLE 15

15.1 The Guarantee provided herein is a continuing guarantee and shall be automatically reinstated if, for any reason, any payment by or on behalf of the Borrower shall be rescinded or must otherwise be restored, whether as a result of any proceedings in bankruptcy or reorganization or the like or otherwise. The guarantee provided herein is the primary obligation of the Guarantor.

15.2 The Guarantor's present and future liability and the rights of Graham-Field under this Agreement shall not be affected by Graham-Field becoming party to or bound by any compromise, assignment of property, scheme of arrangement, composition of debts or scheme of reconstruction by or relating to the Borrower, any co-guarantor or any other person.

                                   ARTICLE 16

The Guarantor hereby waives all of its rights and privileges under the Indonesian Civil Code (to the extent applicable) as necessary to give full effect to the Guarantee, including but not limited to Articles 1430, 1821, 1831, 1833, 1837, 1847, 1848 and 1849 thereof.

                                   ARTICLE 17

17.1 Assignment. This Agreement shall be binding upon the Guarantor, its assigns and transferees, and shall inure to the benefit of, and be enforceable by Graham-Field, its successors, assigns and transferees, provided, however that the Guarantor shall not assign or transfer its rights and obligations hereunder without the prior written consent of Graham-Field.

17.2 Waiver. Failure by Graham-Field to exercise any or all of its rights hereunder, or any partial exercise thereof, shall not act as a waiver of such rights granted hereunder or by general law and there shall be no need to wait for the occurrence or re-occurrence of a similar or any other event giving rise to such rights.

17.3 Severability. If one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect under any applicable law or decision, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired in any way. The Guarantor shall in any such event execute such additional documents as Graham-Field may request in order to give effect to any provision hereof which is determined to be invalid, illegal or unenforceable.

17.4 Notices. All notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to be duly given or made when delivered (in the case of personal delivery) and when dispatched (in the case of facsimile provided that answerback relating thereto has been received) to the party to which such notice, request, demand or other communication is required or permitted to be given under this Agreement addressed as follows:

         IN CASE OF THE GUARANTOR, to:
         Mr. Joppy Kurniadi Negara
         Billi & Moon Block CH4/14,
         RT. 006/RW. 010 Kelurahan Pondok Kelapa,
         Kecamatan Duren Sawit, Jakarta Timur
         Indonesia
         Facsimile:

         IN CASE OF GRAHAM-FIELD, to:
         81 Spence Street, Bay Shore
         NY 11706, USA
         Facsimile: 1-516-439 5635
         Attention: Mr. Richard S. Kolodny

         -or to such other address as may be designated in writing by any party in accordance with the foregoing.

17.5 Governing Law. This Agreement and the performance hereof shall be governed by the laws of the Republic of Indonesia.

17.6 Legal Domicile. For the purpose of this Agreement, the Guarantor hereby chooses the Clerk's Office of the District Court in Central Jakarta (Kantor Panitera Pengadilan Negeri Jakarta Pusat) as its legal and permanent domicile. Notwithstanding anything hereinbefore mentioned the Guarantor agrees that Graham-Field may, in its absolute discretion, submit any dispute which may arise in connection with this Agreement to any other District Court of Jakarta or to the District Court having jurisdiction over the Guarantor or elsewhere.

------------------------
JOPPY KURNIADI NEGARA



-------------------------------
GRAHAM-FIELD HEALTH PRODUCTS, INC.
Lara J. Peake
under Power of Attorney

                                 SCHEDULE THREE

                               GUARANTEE AGREEMENT

-On this day the 5th (fifth) day of March nineteen hundred and ninety nine (05-03-1999);

MR. IWAN DEWONO BUDIYUWONO, businessman, residing in Jalan Tulodong Bawah III/42, Senayan, Kebayoran Baru, Jakarta Selatan, Indonesia, holder of DKI Jakarta Identity Card KTP Number 09.5307.021260.0161, according to his statement in this matter acting in his private capacity as a shareholder of PT. Dharma Polimetal (hereinafter the "GUARANTOR")

GRAHAM-FIELD HEALTH PRODUCTS, INC., a company duly organized and existing under the laws of the State of Delaware, having its registered office at 81 Spence Street, Bay Shore, NY 11706, United States of America (hereinafter "GRAHAM-FIELD")

-Whereas PT. Dharma Polimetal, a limited liability company duly organized and existing under the laws of Indonesia (hereinafter the "BORROWER"), and Graham-Field have entered into a Loan Agreement dated 5 March 1999 (this agreement as from time to time amended or renewed and hereinafter referred to as the "LOAN AGREEMENT") pursuant to which Graham-Field has agreed, subject to the terms and conditions of the Loan Agreement, to provide a loan to the Borrower in the amount of US$ 3,500,000 (three million five hundred thousand United States Dollars).

-The loan of US$ 3,500,000 is required to finance the working capital requirements of the Borrower, this sum having already been advanced by the Lender to the Borrower pursuant to the Asset Purchase Agreement (hereinafter defined).

-Whereas in order to secure the due and punctual payment when due of all amounts now or hereafter payable by the Borrower to Graham-Field under the Loan Agreement

(hereinafter the "OBLIGATIONS"), the Guarantor has agreed to guarantee the performance of and payment by the Borrower to Graham-Field of the Obligations.

-NOW THEREFORE, the parties do hereby enter into this Guarantee Agreement (hereinafter the "Agreement") under the following terms and conditions:

                                    ARTICLE 1

Unless otherwise defined herein, all terms used herein shall have the meanings set forth in the Loan Agreement.

                                    ARTICLE 2

In consideration of Graham-Field entering into the Loan Agreement with the Borrower, the Guarantor hereby unconditionally and irrevocably guarantees to make full payment to Graham-Field at demand of Graham-Field to the Guarantor of the Obligations, together with all expenses incurred by Graham-Field in enforcing any rights hereunder.

                                    ARTICLE 3

The Guarantor hereby consents and agrees that Graham-Field may at any time, or from time to time, may in its sole discretion:

(a) extend or change the time, manner, place and terms of payment of all or any of the Obligations or amend the Loan Agreement for the purpose of adding any provisions or changing in any manner the rights thereunder of any or all of the parties thereto;

(b) settle or compromise with the Borrower, any and all of the Obligations, or subordinate the payment of the same, or any part thereof, to the payment of any other debts or claims which may at any time and from time to time be due or owing to Graham-Field, all in such manner and upon such terms as

         Graham-Field deems proper, and without notice to or further consent from the Guarantor, and without affecting the liabilities and obligations of the Guarantor hereunder.

                                    ARTICLE 4

-The Guarantor hereby represents and warrants to Graham-Field that:

(a) the making and performance by the Guarantor of this Agreement will not violate any applicable laws, regulations, or other governmental directive having the force of law, order of any courts or regulatory body or arbitral tribunal, and will not conflict with or result in the breach of any provision of and will not constitute a default or an event by which the passage of time or giving of notice, or both, would constitute a default under any agreement or instrument to which the Guarantor is a party or by which he or any of his property or assets are bound;

(b) all consents, approvals, licences and authorizations of, filings and registration with, any governmental authority required under applicable laws and regulations for the making and performance by the Guarantor of this Agreement, have been obtained or made and are in full force and effect;

(c) no litigation or administrative proceeding of or before any court or governmental authority or any agency, the result of which would or would be likely to have material adverse effect on its business, assets or financial condition, is pending or threatened against him;

(d) this Agreement herein constitute legal, valid and binding obligations of the Guarantor and enforceable in accordance with its terms and conditions.

                                    ARTICLE 5

5.1 The Guarantor hereby covenants and undertakes that he will not:

         (a) apply for or obtain any security from the Borrower which may, directly or indirectly, reduce the ability of the Borrower to pay the Obligations to Graham-Field pursuant to the Loan Agreement or any agreements related thereto;

         (b) in respect of the dissolution, winding up, or bankruptcy of the Borrower or any other person presently or in the future liable for the payment of the moneys hereby secured:

                  (i) directly or indirectly receive the benefit of any distribution, dividend or payment; or

                  (ii) prove or claim in competition with Graham-Field so as to diminish any distribution or dividend which but for such proof or claim Graham-Field would be entitled to receive, until all of the moneys hereby secured have been paid to Graham-Field, and Graham-Field is of the bona fide opinion that no part of any such payment is void or voidable.

5.2 If a claim by any person that any payment to Graham-Field under or incidental to the Loan Agreement (the "Payment") is void, voidable or otherwise unenforceable is upheld, conceded or compromised:

         (a) Graham-Field shall forthwith upon such claim being upheld, conceded or compromised become entitled against the Guarantor to all such rights in respect of the moneys hereby secured as it would have had if the Payment or so much thereof as is held or conceded to be void or voidable or as is foregone on compromise had not taken place; and

         (b) the Guarantor shall upon such claim being upheld, conceded or compromised take all such steps and sign all such documents as may be necessary or convenient to restore to Graham-Field this Agreement immediately prior to such Payment.

                                    ARTICLE 6

The Guarantor hereby waives notice of presentment, demand, protest and notice of dishonour of any or all of the Obligations, promptness in commencing suit against any party thereto or liable thereon, and in giving any notice to or of making any claim or demand hereunder upon the Guarantor. No failure or delay by Graham-Field to exercise any right, power of privilege granted hereunder shall operate as a waiver thereor nor shall any single or partial exercise of such right, power of privilege preclude any further exercise thereof or of any other right, power or privilege.

                                    ARTICLE 7

The guarantee hereunder shall be in addition to and shall not in any way be prejudiced or affected by any other security or guarantee now held or hereafter to be held by Graham-Field for all part of the amounts of money secured by this guarantee. Also, any other guarantee granted or to be granted by any other guarantors, if any, in favour of Graham-Field shall not in any way be prejudiced or affected by this guarantee.

                                    ARTICLE 8

The guarantee hereunder shall be applicable to the ultimate balance of the Obligations that may become due and payable by the Borrower to Graham-Field under the Loan Agreement and until all the said amounts have been duly paid, the Guarantor shall not be entitled as against Graham-Field, to any right or surety and/or to discharge its liability in respect of all amounts owed by the Borrower to Graham-Field, unless and until all the Obligations shall have first been completely discharged and satisfied.

                                    ARTICLE 9

The Guarantor hereby agrees that all amounts of money which cannot be obtained by Graham-Field from the Borrower under the Loan Agreement whether because of limitations according to the laws, incapability or incompetency of the Borrower, or because of limitations of the person(s) acting in the name of the Borrower or because of the Loan Agreement or any documents related thereto are not made by the person(s) or party(ies) entitled thereto or because of a defect or mistake in the document, shall be paid by the Guarantor as if the Guarantor was the sole or principal debtor under the terms and conditions of the Loan Agreement.

                                   ARTICLE 10

10.1 If for the purpose of obtaining judgement in any court in any country, it becomes necessary to convert any amount due hereunder in currency other than that provided for in the Loan Agreement, the conversion shall be made at the rate of exchange prevailing either on the date of default or on the Business Day prior to the date on which the judgement is given, whichever shall be more favourable to Graham-Field.

10.2 If there is a change in the rate of exchange prevailing between the date of default or the Business Day prior to the judgement date (as applicable) and the date of payment of the amount due, the Guarantor shall pay such additional amounts, if any, as may be necessary to ensure that the amount paid on such date is the amount in the currency in which the judgement was given, which when converted at the rate of exchange prevailing on the date of payment equals the amount due hereunder in the currency as provided for in the Loan Agreement.

10.3 Any additional amounts due from the Guarantor under this Article shall be due as a separate obligation and shall not be affected by judgement being obtained for any other sums due under or in respect of this Agreement.

                                   ARTICLE 11

11.1 The Guarantor hereby grants an irrevocable power of attorney to Graham-Field and its attorneys, to exercise all the rights and claims which the Guarantor presently has or will have against the Borrower and the Borrower's assets, with respect to: (i) any rights arising pursuant to Article 1401 section 2, Article 1402 section 3 in conjunction with
         Article 1840 of the Indonesian Civil Code; (ii) the proceeds or assets of the Borrower in the event that the Borrower is liquidated; and (iii) any moneys owing for any reason by the Borrower to the Guarantor, provided that the assignment and authority granted with respect to this sub-clause (iii) may be exercised by Graham-Field only upon the occurrence of an Event of Default.

11.2 Any amounts received by the Guarantor from the Borrower being the subject of the assignment under Article 11.2., shall be deemed to have been received by the Guarantor and held by the Guarantor as agent for and on behalf of Graham-Field. The Guarantor shall immediately notify Graham-Field upon receipt of such amounts and pay the same to Graham-Field.

                                   ARTICLE 12

The obligations of the Guarantor hereunder are undertaken jointly and severally with the obligations of the Borrower under the Loan Agreement or any other persons giving security thereof under any other agreements supplemental or ancillary to the Loan Agreement, each of the foregoing agreements as amended from time to time, and action or actions may be brought or prosecuted against the Guarantor whether or not action is brought against any other guarantor and whether or not the Borrower or any other guarantor is joined in any such action or actions for such purpose.

                                   ARTICLE 13

13.1 Upon notice by Graham-Field to the Guarantor (which notice shall constitute conclusive evidence of the liabilities and obligations of the Guarantor hereunder) stating that a sum is hereunder, the Guarantor shall immediately pay such sum in the currency specified in the notice in same day funds to Graham-Field's account as it may then specify.

13.2 All sums owing hereunder shall be paid free and clear of any deduction for any and all present and future taxes, duties, deductions or withholdings. Should any such payment hereunder be made subject to any such taxes, duties, deductions or withholdings whatsoever, the Guarantor shall pay to Graham-Field such additional amounts as may be necessary to equal to the full amounts due hereunder and the Guarantor shall indemnify and save harmless Graham-Field by payment in cash immediately upon demand from and against all taxes, duties, deductions or withholdings with respect to this Agreement and the transaction herein contemplated.

13.3 If any sum becomes due for payment hereunder on a day which is not a Business Day such payment shall be made on the next succeeding Business Day, or if the next succeeding Business Day falls within another calendar month, then on the immediate preceding Business Day.

13.4 The Guarantor hereby expressly agrees that promulgation of any rule, regulation or law or any interpretation thereof, having the effect of restricting, prohibiting or impending in any way the remittance in any amount due from the Borrower and the Guarantor to Graham-Field, shall under no circumstances, constitute a ground for asserting the existence of a force majeure situation and as such shall not excuse the Guarantor from the due performance of its obligations hereunder.

                                   ARTICLE 14

In the event that Graham-Field transfers or assigns any of its rights or obligation in accordance with the Loan Agreement, such transferee or assignee shall automatically become vested with all of the rights, powers, privileges and duties of Graham-Field under this Agreement.

The Guarantor hereby acknowledges that Graham-Field may assign all or any of its rights or benefits hereunder to IBJ Whitehall Business Credit Corporation.

                                   ARTICLE 15

15.1 The Guarantee provided herein is a continuing guarantee and shall be automatically reinstated if, for any reason, any payment by or on behalf of the Borrower shall be rescinded or must otherwise be restored, whether as a result of any proceedings in bankruptcy or reorganization or the like or otherwise. The guarantee provided herein is the primary obligation of the Guarantor.

15.2 The Guarantor's present and future liability and the rights of Graham-Field under this Agreement shall not be affected by Graham-Field becoming party to or bound by any compromise, assignment of property, scheme of arrangement, composition of debts or scheme of reconstruction by or relating to the Borrower, any co-guarantor or any other person.

                                   ARTICLE 16

The Guarantor hereby waives all of its rights and privileges under the Indonesian Civil Code (to the extent applicable) as necessary to give full effect to the Guarantee, including but not limited to Articles 1430, 1821, 1831, 1833, 1837, 1847, 1848 and 1849 thereof.

                                   ARTICLE 17

17.1 Assignment. This Agreement shall be binding upon the Guarantor, its assigns and transferees, and shall inure to the benefit of, and be enforceable by Graham-Field, its successors, assigns and transferees, provided, however that the Guarantor shall not assign or transfer its rights and obligations hereunder without the prior written consent of Graham-Field.

17.2 Waiver. Failure by Graham-Field to exercise any or all of its rights hereunder, or any partial exercise thereof, shall not act as a waiver of such rights granted hereunder or by general law and there shall be no need to wait for the occurrence or re-occurrence of a similar or any other event giving rise to such rights.

17.3 Severability. If one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect under any applicable law or decision, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired in any way. The Guarantor shall in any such event execute such additional documents as Graham-Field may request in order to give effect to any provision hereof which is determined to be invalid, illegal or unenforceable.

17.4 Notices. All notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to be duly given or made when delivered (in the case of personal delivery) and when dispatched (in the case of facsimile provided that answerback relating thereto has been received) to the party to which such notice, request, demand or other communication is required or permitted to be given under this Agreement addressed as follows:

         IN CASE OF THE GUARANTOR, to:
         Mr. Iwan Dewono Budiyuwono
         Jalan Tulodong Bawah III/42, Senayan
         Kebayoran Baru, Jakarta Selatan
         Indonesia
         Facsimile:

         IN CASE OF GRAHAM-FIELD, to:
         81 Spence Street, Bay Shore
         NY 11706, USA
         Facsimile: 1-516-439 5635
         Attention: Mr. Richard S. Kolodny

         -or to such other address as may be designated in writing by any party in accordance with the foregoing.

17.5 Governing Law. This Agreement and the performance hereof shall be governed by the laws of the Republic of Indonesia.

17.6 Legal Domicile. For the purpose of this Agreement, the Guarantor hereby chooses the Clerk's Office of the District Court in Central Jakarta (Kantor Panitera Pengadilan Negeri Jakarta Pusat) as its legal and permanent domicile. Notwithstanding anything hereinbefore mentioned the Guarantor agrees that Graham-Field may, in its absolute discretion, submit any dispute which may arise in connection with this Agreement to any other District Court of Jakarta or to the District Court having jurisdiction over the Guarantor or elsewhere.


------------------------
IWAN DEWONO BUDIYUWONO


-------------------------------
GRAHAM-FIELD HEALTH PRODUCTS, INC.
Lara J. Peake
under Power of Attorney

                                  SCHEDULE FOUR

                                 SPOUSAL CONSENT

                                   SCHEDULE 4

                                 SPOUSAL CONSENT

I, Ellyanawati, the legal spouse of JOPPY KURNIADI NEGARA, do hereby give my consent to my husband, to enter into and bind himself to various agreements including, but not limited to the agreements and documents herein below mentioned, with GRAHAM-FIELD HEALTH PRODUCTS, INC., a company duly incorporated under the laws of the State of Delaware, with regard to his shareholding in the authorized capital of PT. DHARMA POLIMETAL, a limited liability company established pursuant to the laws of the Republic of Indonesia.

The agreements to be signed by my husband include, but are not limited to:

1.       Loan Agreement;

2.       Pledge of Shares Agreement;

3.       Guarantee;

4. Any other agreements related to or connected with the above mentioned agreements.

This consent is irrevocably and unconditionally granted on the 5th day of March, 1999 and is effective immediately.

/s/ Ellyanawati Negara

                                   SCHEDULE 4

                                 SPOUSAL CONSENT

I, Inge Nangoi the legal spouse of IWAN DEWONO BUDIYUWONO, do hereby give my consent to my husband, to enter into and bind himself to various agreements including, but not limited to the agreements and documents herein below mentioned, with GRAHAM-FIELD HEALTH PRODUCTS, INC., a company duly incorporated under the laws of the State of Delaware, with regard to his shareholding in the authorized capital of PT. DHARMA POLIMETAL, a limited liability company established pursuant to the laws of the Republic of Indonesia.

The agreements to be signed by my husband include, but are not limited to:

1.       Loan Agreement;

2.       Pledge of Shares Agreement;

3.       Guarantee;

4. Any other agreements related to or connected with the above mentioned agreements.

This consent is irrevocably and unconditionally granted on the 5th day of March, 1999 and is effective immediately.

/s/ Inge Nangoi Budiyuwono